EXHIBIT 10.1

THE SUMMIT

OFFICE LEASE AGREEMENT

Landlord:	BTC SEATTLE LLC

Tenant:	CAPTARIS, INC.

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Exhibits:
A–Tenant Floor Plan
B–Legal Description
C–Tenant Improvements and Landlord’s and Tenant’s Work
C–1–Building Standard Specifications
D–Rules and Regulations
E–Form of Letter of Credit
F–Estoppel Certificate
G–Subordination Agreement
H–Parking Agreement

THE SUMMIT
OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT is made as of the 15th day of August, 2002, by and between BTC SEATTLE LLC, a Delaware limited liability company (hereinafter referred to as “Landlord”), and CAPTARIS, INC., a Washington corporation (hereinafter referred to as “Tenant”).

LEASE SUMMARY

In the event of any conflict between the terms of this Lease Summary and the terms of the Lease, the terms of the Lease shall prevail.

Section 1.1	The Building and Project

(a)	Name of Building:	Puget Sound Energy Building

(b)	Address:	10885 N.E. 4th Street
Bellevue, Washington 98004
(c)	Total Rentable Area of Building:	Approximately 291,211 sq. ft.
(d)	Total Rentable Area of Project:	Approximately 389,239 sq. ft.

The Premises

(a)	Total Rentable Area:	Approximately 61,501 sq. ft.
(b)	Total Useable Area:	Approximately 54,034 sq. ft.
(c)	Floor Location:	Floors 3, 4 and 5.
(d)	Suite Number:	To be determined.

Section 1.5	Right of First Refusal	Covers 2nd floor and contiguous space on 3rd floor. Tenant has five (5) business days to respond. This right is personal to Tenant.

Section 2.1	Use of Premises

(a)	Use of Premises:	General office purposes consistent with a Class “A” office building.

Section 3.1	Lease Term

(a)	Five (5) years
(b)	Target Lease Commencement Date:	February 1, 2003
(c)	Renewal Options:	Two (2) options of four (4) years each, the first option at 95% of market and the second option at 100% of market. This option is personal to Tenant.

Section 4.1	Basic Rent (Triple Net)
Rent Per Rentable

(a)	Month(s)	Sq. Ft. Per Year
	1 – 24	$13.25, NNN
	25 – 48	$13.95, NNN
	48 – 60	$14.60, NNN

(b)	Rent due on 1st day of each calendar month and is late three (3) business days after Landlord’s notice.
(b)	Late Charge: 2%
(c)	Default Interest Rate: 12%

Section 4.2	Operating Expenses (Triple Net)

(a)	Tenant’s Proportionate Share of Building: Approximately 21.12%.

(b)	Tenant’s Proportionate Share of Project: Approximately 15.80%.

(c)	2003 Operating Expenses capped at $7.25

(c)	Tenant’s Audit Deadline:
(1) Tenant must give Landlord 30 days notice within 90 days after Tenant’s receipt of Landlord’s statement of actual Operating Expenses for any calendar year.
(2) Audit must be completed 180 days from receipt of Landlord’s statement of actual Operating Expenses for any calendar year

Section 5.1	Security Deposit

(a)	Security Deposit:	Letter of Credit in the amount of $1,000,000 through 60th month of Lease Term.
Section 5.2	Prepaid Rent

(a)	Prepaid Rent:	N/A

(b)	Month(s) to which the
	Prepaid Rent is applied:	N/A

Section 7.2	Services

(a)	Building Standard Hours:	6:00 a.m. to 6:00 p.m. Monday through Friday 8:00 a.m. to 1:00 p.m. Saturday

(b)	Cost for Additional Services:	Reasonable cost for providing services except HVAC is $7.00 per hour per zone (subject to utility rate increases) after 5 hours per week grace period.

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Section 7.4	Alterations

(a)	Tenant may make non-structural improvements up to $25,000 per improvement without Landlord prior approval but with prior notice.

(b)	All other improvements require Landlord’s prior written approval.

(c)	Landlord, in it’s sole discretion, may contract with Landlord’s contractor at a fee not to exceed 2% of the work.

(d)	If Landlord contract’s for the work, Landlord shall obtain at least 3 competitive bids.

Section 8.2	Liability Insurance Limits

(a)	$2,000,000 combined single limit and $3,000,000 aggregate.

Section 12:	Assignment and Sublease

(a)	Landlord’s prior written consent required.

(b)	Tenant is prohibited from sub-subleasing and subleases may not be terminated or amended without Landlord’s prior consent.

(c)	Tenant is prohibited from assigning or subleasing to occupants of the Project or any tenant Landlord is negotiating with as evidenced by a written proposal.

(d)	Tenant pays costs of subleasing and shall pay Landlord 75% of any sublease profits.

(e)	Tenant shall pay a reasonable charge for Landlord’s out of pocket costs and Landlord’s time in connection with subleases and assignments.

Section 14.1	Holdover Rent

(a)	125% with Landlord’s prior consent.

(b)	If without Landlord’s consent, 150% of last rent due for first 30 days and 200% thereafter.

Section 16.2	Estoppel Certificates

(a)	Due within ten (10) days.

Section 19.1	Addresses for Notices

(a)	Landlord:

c/o Bentall Capital (U.S.), Inc.
320 – 108th Avenue N.E., Suite 200

Bellevue, Washington 98004
Attn: Lisa C. Rowe, Vice President/Leasing

With a copy to:

c/o Bentall Capital (U.S.), Inc.
320 – 108th Avenue N.E., Suite 200
Bellevue, Washington 98004
Attn: Gary Carpenter, Executive Vice President

Landlord’s day to day contact:
Nicole Lindell
Phone No. (425) 643-4300
Fax No. (425) 643-7215

(b)	Tenant:

Captaris, Inc., a Washington corporation
11410 NE 122nd Way
Kirkland, WA 98034
Phone No. (425) 820-6000
Fax No. (425) 820-4040
Attn: Jeff deCillia, Chief Financial Officer

Tenant’s day to day contact:
Jeff deCillia
Phone No. (425) 820-6000
Fax No. (425) 820-4040

(c)	Notices must be given by personal delivery, express delivery, or certified mail.

Section 21	Rooftop Rights

(a)	So long as Tenant leases at least 1.5 floors, Tenant has the right to install a dish on the Building roof. This right is personal to Tenant.

Section 23.13	Broker’s Commission

(a)	Landlord’s Leasing Representative
(Broker/Salesperson): Lisa Rowe, Bentall Capital (U.S.), Inc.

(b)	Tenant’s Leasing Representative
(Broker/Salesperson): Broderick Group, Inc.

Section 23.14	Tenant’s Signage Rights

(a)	Landlord shall provide a lobby directory sign.

(b)	Tenant may install one (1) sign on the exterior monument for the Building at Tenant’s cost.

Section 23.19	Name of Building

(a)	Landlord will not name Building after a “Direct Competitor” (as defined in Section 23.19) of Tenant.

Section 23.24	Parking

(a)
Parking Pass Ratio: Three (3) parking passes for every 1,000 useable square feet of Premises at no charge for the initial Lease Term. From the three per 1,000 parking passes allocated to Tenant, Landlord shall designate twenty (20) stalls for Tenant’s exclusive use in a location selected by Landlord on Level P-1 of the parking garage and the balance shall be unreserved and undesignated. Tenant shall have the right to vary the number of parking stalls used and paid for by Tenant in accordance with Section 23.24 of the Lease. In addition to the three per 1,000 parking passes referenced above, Tenant shall have the right to use one (1) additional parking pass per 1,000 useable square feet of Premises, at no additional charge for the initial Lease Term; provided, however, notwithstanding the above to the contrary, at such time as the proposed full Building A (which is planned to consist of 11 floors but currently consists of 3 floors) is 50% leased, Tenant’s rights to park in such additional stalls shall automatically terminate.

Exhibit C	Work Letter

(a)	Tenant Improvement Allowance: Tenant Improvements are “turnkey” plus a $10 per useable square foot allowance.
(b)	Landlord’s Construction Management Fee: 3% on Additional Work only.
(c)	Tenant Improvements Constructed By: Landlord using Sellen Construction.

THE SUMMIT
OFFICE LEASE AGREEMENT

ARTICLE 1. PREMISES

Section 1.1    Premises Defined.  Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, those certain premises and improvements consisting of the floor area and the location described in the Lease Summary and designated on the plans attached hereto as Exhibit A (hereinafter referred to as the “Premises”). The Premises are located in the building known as The Summit (the “Building”) which is part of that certain real estate development situated in the City of Bellevue, County of King, State of Washington and located upon the real property described in Exhibit B (the “Project”).

As used herein, the terms “Rentable Square Feet” and “Useable Square Feet” shall be determined in accordance with the 1996 Building Owner’s and Manager’s Association Standard Method for Measuring Floor Area in Office Buildings, Publication ANSI/BOMA Z65.1-1996 (“1996 BOMA”). The exact number of Rentable Square Feet and Useable Square Feet in the Premises, Building, and Project shall be initially determined by the Landlord in accordance with the 1996 BOMA; provided, however, Tenant’s “Load Factor” for any floor leased in full by Tenant shall not exceed 12.6%. With respect to the Building and the Project, such determination shall be made by Landlord following completion of construction of the Building and/or the Project, as applicable. With respect to the Premises, such determination shall be made by Landlord upon the completion of the build-out of the Tenant Improvements in and to the Premises pursuant to the Work Letter Agreement attached hereto. With respect to the Project, such determination shall be made by Landlord upon the addition or removal of square footage in the Project (including the addition of new buildings or the removal of existing buildings). Until such determinations are made, the number of Rentable Square Feet and Useable Square Feet of space shown in the Lease Summary shall control. Landlord shall notify Tenant of any adjustment to the Rentable Square Feet and Useable Square Feet in the Premises, Building and/or Project (the “Adjustment Notice”). Within thirty (30) days after the receipt by Tenant of Landlord’s determination as to the Premises, Tenant’s architect shall have the right to verify the number of rentable square feet of space in the Premises, Project or Building. If based on such verification Tenant disputes the number of rentable square feet of space in the Premises, Building or Project, then within fifteen (15) days of the date on which Tenant’s architect issues its report Landlord and Tenant shall meet and attempt to agree on the number of rentable square feet of space in the Premises. If Landlord and Tenant are unable to so agree, then Landlord and Tenant shall mutually select an architect, who shall not have performed work for either Landlord or Tenant during the preceding two (2) years to determine the number of rentable square feet of space in the Premises, which determination (the “Final Determination”) shall be conclusive on Landlord and Tenant. Pending any Final Determination, the square footage set forth in Landlord’s Adjustment Notice shall control. In the event Landlord’s Adjustment Notice or any such agreement or the Final Determination results in a change in the numbers shown in the Lease Summary, then all matters which are based on such numbers including, without limitation, the Rentable Square Feet and Useable Square Feet of the Premises the Basic Rent payable hereunder, Tenant’s Proportionate Share of the Building and Project, and the Tenant Improvement Allowance described in the Work Letter (if any, and if based on the number of Rentable Square Feet or Useable Square Feet in the Premises) shall be adjusted based on the Adjustment Notice or such agreement or the Final Determination, as the case may be, and such adjustments shall be set forth in an amendment to this Lease which shall be executed by Landlord and Tenant promptly after such Adjustment Notice, agreement or Final Determination.

Section 1.2    Alterations.  Tenant acknowledges that Exhibit A sets forth the floor plan for the floor(s) of the Building on which the Premises is located and the location of the Premises therein. Landlord may in its sole discretion increase, decrease, or change the number, locations and dimensions of any hallways, lobby areas and other improvements shown on Exhibit A that are not within the Premises, provided, however, that any such change shall not impair or restrict the access to the Premises. Upon not less than twenty-four (24) hours prior notice to Tenant (except in the event of an emergency or in the event access to the Premises is not necessary, as to which no notice shall be required), Landlord reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to the Premises or to other parts of the Building which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building which are located within the Premises or located elsewhere in the Building. Landlord shall conduct its activities on the Premises as allowed in this Section in a reasonable manner and shall use reasonable efforts to minimize any interference with Tenant’s business or disturbance of Tenant’s possession of the Premises resulting from such maintenance and repair work.

Section 1.3    Condition of Premises.  The Building and Project are under construction. Landlord will use commercially reasonable efforts to substantially complete the Building on or before October 1, 2002. Subject to any delays caused by Tenant, Landlord will use commercially reasonable efforts to substantially complete the improvements, alterations or modifications to be made pursuant to Section 7.1 below on or before February 1, 2003.

Section 1.4    Common Areas.  So long as Tenant occupies the Premises under the terms of this Lease, Tenant, its licensees, invitees, customers and employees shall have the non-exclusive right to use all entrances, lobbies, and other public areas of the Project (the “Common Areas”) in common with Landlord, other Project tenants, and their respective licensees, invitees, customers and employees; provided, however, with respect to the Project’s parking areas, which include the Building parking garage (if any) as well as any other parking areas within the Project (collectively, the “Parking Areas”), Tenant shall have only the rights, if any, set forth in Section 23.24 of this Lease. The use of the Common Areas shall be subject to the terms and conditions of this Lease. Landlord has the right, in its sole discretion, from time to time, to: (a) make changes to the Common Areas, the Building and/or the Project, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas (including the use of off-site parking areas as Common Areas for parking), ingress, egress, direction of driveways, entrances, hallways, corridors, lobby areas and walkways; provided, however, in no event will Tenant’s parking be located in any location other than the Building parking garage; (b) close temporarily any of the Common Areas for maintenance or construction purposes so long as reasonable access to the Premises remains available; (c) designate areas located outside of the Project for use as Common Areas, add additional buildings and improvements to the Project or remove existing buildings or improvements therefrom; (d) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof, and (e) do and perform any other acts, alter or expand, or make any other changes in, to or with respect to the Common Areas, the Building and/or the Project as Landlord may, in its sole discretion, deem to be appropriate, provided, however, that any such change shall not impair or restrict the access to the Premises or reduce the number of parking passes allocated to Tenant.

Section 1.5    Right of First Refusal.  Provided that (a) Tenant is not in default under the terms and conditions of this Lease beyond any applicable cure period at the time Landlord provides Tenant with the Offer (as defined below), or (b) Tenant has not been in monetary default beyond any applicable cure period three (3) or more times in any one year period (defined as each one year period commencing on the Commencement Date and each anniversary of the Commencement Date and continuing for 12 months thereafter) (regardless of whether or not such defaults were cured), Tenant shall have, during the Term, a continuous right of first refusal to lease the space located on the second (2nd) floor of the Building and any space located contiguous to the Premises on the third (3rd) floor of the Building (collectively, the “Option Space”). Tenant’s right to lease the Option Space is subject and subordinate to the existing rights of Puget Sound Energy on the Option Space and the rights of Pepsi Cola Company to the Option Space. If at any time during the term Landlord shall receive a bona fide offer from any third-person to lease any portion of the Option Space, which offer Landlord shall desire to accept, then Landlord shall promptly provide Tenant with a copy of such offer (the “Offer”). Tenant may, within five (5) business days thereafter, elect to lease such portion of the Option Space by giving Landlord written notice thereof within such five (5) business day period. If Tenant elects to lease such portion of the Option Space, such lease shall be on the same terms and conditions as those set forth in the Offer except that (a) the lease term shall terminate at the same time as the Term of this Lease, and (b) all concessions contained in the Offer, including but not limited to tenant improvement allowances, shall be pro rated to reflect the actual amount of time Tenant will be leasing such Option Space based on the remaining time left on the Lease Term and Tenant shall not be entitled to any additional concessions (such as free parking or other concessions contained in this Lease) unless they are expressly contained in the Offer.

Failure of Tenant to exercise its option within the prescribed time of (5) business days shall waive Tenant’s right as to that Offer and the Option Space covered by such Offer and Landlord shall have the right to lease the portion of the Option Space covered by the Offer to the third-party making that Offer (regardless of whether or not the ultimate lease with such third party is on the terms of the Offer), or any future third party making an offer on substantially the same terms as those contained in the Offer, for a period of six (6) months following the date Landlord initially notified Tenant of the existence of the Offer. For the purposes of this paragraph, “substantially the same terms” shall mean that the rental rate has not decreased by more than five percent (5%) (unless there is a corresponding decrease in the allowances) and the allowances have not increased by more than five percent (5%) (unless there is a corresponding increase in the rental rate).

If Tenant duly and timely exercises its right to lease a portion of the Option Space, Landlord and Tenant shall promptly enter into an amendment to this Lease incorporating such portion of the Option Space upon the terms set forth above.

All rights of Tenant under the provisions of this right of first refusal shall, at Landlord’s election, terminate and be of no further force or effect even after Tenant’s due and timely exercise of the right of first refusal, if after such exercise, but prior to the occupancy of the Option Space, Tenant defaults under the terms of this Lease and fails to cure such default following any applicable notice and cure period.

This option is personal to Tenant and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant or a Permitted Assignee. The option herein granted to Tenant is not assignable separate and apart from this Lease.

ARTICLE 2.    BUSINESS PURPOSE AND USE

Section 2.1    Permitted Uses.  Tenant shall use the Premises solely for the purposes specified in the Lease Summary and for no other business or purpose without the prior written consent of the Landlord.

Section 2.2    Prohibited Uses.  Tenant shall not do or permit anything to be done in or about the Premises, nor bring or keep anything therein, which will (a) in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or Project or any of its contents, or cause a cancellation of any insurance policy covering any part thereof or any of its contents; (b) obstruct or interfere in any way with the rights of other tenants or occupants of the Building or Project or injure or unreasonably annoy any of them; or (c) use or allow the Premises to be used for any improper, unlawful or objectionable purposes. Tenant shall not use the Premises as a childcare facility. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, nor shall Tenant commit or suffer to be committed any waste in, on or about the Premises. Tenant shall not place upon or install in windows or other openings any signs, symbols, drapes, or other material without written approval of Landlord. Tenant shall not place any object or barrier within, or otherwise obstruct, any of the Common Areas.

Section 2.3    Compliance With Laws.  Tenant shall at all times comply with all laws, ordinances and any regulations promulgated by any governmental authority having jurisdiction over the Project, Building and/or the Premises.

ARTICLE 3. TERM

Section 3.1    Term.  The term of this Lease shall commence on the first to occur of the following dates (such date shall be referred to as the “Lease Commencement Date”):

3.1.1    The date upon which the Premises are substantially complete and Landlord has tendered delivery of the Premises to Tenant as provided in Section 3.2.1 below; provided, however, that Landlord will give Tenant not less than (15) days prior notice of the anticipated date of substantial completion of the Premises, and provided, further, however, that such date shall not be before February 1, 2003, or

3.1.2    The date that Tenant takes possession of the Premises for the purpose of beneficial occupancy (which may be before February 1, 2003).

If the first to occur of the dates set forth in Section 3.1.1 or Section 3.1.2 above falls on a day other than the first day of a calendar month, Tenant’s rent and other obligations pursuant to this Lease for the first month of the Lease Term (as defined below) shall be prorated based upon the number of days from and including the first to occur of the dates set forth in Section 3.1.1 or Section 3.1.2 above to the end of such first month.

The term of this Lease shall expire the number of years specified in Section 3.1 of the Lease Summary after the last day of the month in which the Commencement Date occurs, the expiration of which shall be the Termination Date of this Lease, unless this Lease is sooner terminated as hereinafter provided. By way of example, if the Lease term was one (1) year and the Commencement Date was July 15, then the Termination Date would be July 31 of the following year. The period between the Lease Commencement Date and the Termination Date shall be referred to as the “Lease Term” or “Term”. The Landlord and Tenant acknowledge that certain obligations under the provisions of this Lease may be binding upon them prior to the Lease Commencement Date, such as, but not limited to, the provisions of Exhibit C, and Landlord and Tenant shall be bound by such provisions prior to the Lease Commencement Date.

Section 3.2    Possession by Tenant.

3.2.1    Landlord shall deliver to Tenant, and Tenant shall accept from Landlord, possession of the Premises, upon the date of substantial completion of the “Tenant Improvements” described as “Landlord’s Work” in Exhibit C. The term “substantial completion “ as used in this Lease, shall mean the date of substantial completion of the Landlord’s Work as specified in Exhibit C and the issuance of a certificate of occupancy or temporary certificate of occupancy provided, however, that if the issuance of such certificate is dependent upon the performance of any work by Tenant, such as the installation of Tenant’s furniture, then the issuance of such certificate shall not be a condition to “substantial completion” and certification by Landlord’s architect (the “Project Architect”) as to the substantial completion of Landlord’s Work shall be conclusive and binding upon Landlord and Tenant. Tenant shall have the right to commence installation of Tenant’s furniture, equipment, and trade fixtures (“Fit Up Work”) during the thirty (30) day period immediately prior to substantial completion of the Landlord’s Work. Tenant shall give Landlord not less than three (3) business days prior written notice of the commencement of the Fit Up Work. Tenant shall perform the Fit Up Work in a reasonable manner and shall use reasonable efforts to minimize any interference with Landlord’s Work and to avoid causing any delay in completion of Landlord’s Work., Landlord shall permit Tenant to enter the Premises during such thirty (30) day period to perform Fit Up Work. Any such entry into and occupation of the Premises by Tenant shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease except as to the covenant to pay Rent, and Landlord shall not be liable in any way for any injury, loss or damage to any Fit Up Work prior to the Commencement Date except to the extent caused by the acts or omissions of Landlord, its employees, agents or contractors. Tenant shall be solely responsible for obtaining all permits, if any, required for Tenant’s Fit Up Work and for complying with all applicable City codes and inspection requirements related to the Fit Up Work.

3.2.2    If Landlord cannot deliver possession of the Premises to Tenant by the Target Lease Commencement Date, as specified in the Lease Summary, then this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event all Rent shall be abated until the Landlord delivers possession of the substantially completed Premises to Tenant. If the Premises and the “Tenant Improvements” described as “Landlord’s Work” in Exhibit C are not substantially completed on or before June 1, 2003, then Tenant shall have the right to terminate the Lease by giving ten (10) days written notice to such effect to Landlord at any time after such date; provided, however, if Landlord substantially completes the Tenant Improvements within such ten (10) day notice period, then Tenant’s termination notice shall be null and void and this Lease shall remain in full force and effect.

3.2.3     Notwithstanding the provisions of Section 3.2.2 to the contrary, if substantial completion (as defined in Section 9 of the Work Letter attached hereto as Exhibit C) does not occur by the scheduled date of substantial completion set forth in the Work Schedule attached hereto as Exhibit C-2, and such failure is the result of a delay which is within Landlord’s reasonable control (a “Landlord Delay”, which specifically excludes any delay caused by Force Majeure or a Tenant Delay (as defined in Section 9 of the Work Letter)), and provided that Tenant uses its reasonable best efforts to minimize the amount of hold-over rent Tenant is obligated to pay, Landlord shall reimburse Tenant for Tenant’s hold over penalty (which shall consist only of the increased amount Tenant is obligated to pay resulting from a hold-over) at Tenant’s existing premises located at 11410 NE 122nd Way and 11515 NE 118th Street NE, Kirkland, WA 98034 on a day for day basis for each day of a Landlord Delay from the scheduled date of substantial completion through the actual date of substantial completion; provided, however, Landlord shall not be obligated to pay more than a maximum of five (5) months of Tenant’s hold over penalty. If Landlord fails to pay any such amounts to Tenant within ten (10) days after Tenant’s written request (which request shall include sufficient information to evidence the amount due), then Tenant may offset such amounts against Basic Rent first coming due under this Lease. Tenant’s rights under this Section 3.2.3 are not assignable and such rights together with Tenant’s right to terminate this

Lease under Section 3.2.2 above are Tenant’s sole and exclusive rights and remedies against Landlord for any delay in achieving substantial completion of the Premises.

Section 3.4    Option to Extend.

(i)    Landlord hereby grants Tenant the right to renew the term of this Lease for two consecutive periods of four (4) years each (such renewal periods are hereinafter referred to as a “Renewal Term” or as the “First Renewal Term” and “Second Renewal Term”, as applicable) on the same terms and conditions contained in the Lease, except that

a)    Basic Rent for each Renewal Term shall be as set forth hereinbelow,

b)    Except as expressly provided in this Section 3.4, Tenant shall not be entitled to any concessions or financial incentives with respect to a Renewal Term including, without limitation, commissions or allowances, or free or reduced fare parking rights, above market parking pass allocations (but Tenant shall be entitled to not less than Tenant’s pro rata share of parking in the Project and in no event less than 2.5 parking stalls per 1,000 useable square feet), rooftop installation rights, or storage space and

c)    No additional options to renew shall apply following the expiration of the Second Renewal Term.

Written notice (the “Tenant’s Election”) of Tenant’s exercise of its option to renew (“Option to Renew”) the Term of this Lease for a Renewal Term must be given to Landlord no less than two hundred seventy (270) days and no more than three hundred sixty-five (365) days prior to the date the term of the Lease would otherwise expire. The Tenant’s Election shall be binding upon Tenant and shall set forth the name of the Landlord and Tenant, the Lease date, the amount of space covered by Tenant’s Election, and the Renewal Term dates.

(ii)    Notwithstanding anything to the contrary set forth in this Section, at Landlord’s option, Tenant shall not have the right to exercise an option to renew:

a)    At any time during which Tenant is in default under this Lease beyond applicable notice and cure periods; or

b)    If Tenant does not, at the time the Renewal Term commences, occupy at least one and one-half floors of the Premises.

The period of time within which the option may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the option because of the foregoing provisions and/or restrictions. At Landlord’s election, all rights of Tenant under the provisions of this option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the option, if after such exercise, but prior to the commencement date of the new term, Tenant defaults under this Lease beyond applicable notice and cure periods.

(iii)    In the event Tenant validly exercises its Option to Renew the term of this Lease as herein provided, Basic Rent shall be adjusted as of the commencement date of the applicable Renewal Term as follows:

a)    Commencing within ten (10) days after Landlord’s receipt of Tenant’s Election, Landlord and Tenant shall attempt to agree upon Basic Rent for the Premises for the applicable

Renewal Term, such rent to equal ninety-five percent (95%) of the estimated fair market rental value of the Premises for the First Renewal Term and one hundred percent (100%) of the estimated fair market rental value of the Premises for the Second Renewal Term. If the parties are unable to agree upon the rent within thirty (30) days, then within thirty (30) days thereafter each party, at its own cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years full-time commercial real estate appraisal experience in the area in which the Premises are located to appraise and set rent for the applicable Renewal Term. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set rent for the applicable Renewal Term. If each party shall have so appointed an appraiser, the two appraisers shall meet promptly and attempt to set the rent for the applicable Renewal Term. If the two appraisers are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications herein stated within ten (10) days after the last day the two appraisers are given to set rent. If the two appraisers are unable to agree on the third appraiser within such ten (10) day period, either of the parties to this Lease, by giving five (5) days notice to the other party, may apply to the then presiding judge of the Superior Court of King County for the selection of a third appraiser meeting the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

b)    Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set rent for the applicable Renewal Term. If a majority of the appraisers are unable to agree upon the rent within the stipulated period of time, the three appraisals shall be added together and their total divided by three (3). The resulting quotient shall be the rent for the Premises during the applicable Renewal Term. If, however, the low appraisal and/or the high appraisal is/are more than five percent (5%) lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be rent for the Premises during the applicable Renewal Term.

c)    For purposes of determining the rent for a Renewal Term, including the determination of rent by the appraisers, the “fair market rental value” shall be based on the actual rental rates which ready and willing renewal tenants are paying or would pay, as of the applicable Renewal Term commencement date, as annual rent for a primary renewal premises (as distinguished from the rent payable for a sublet premises or with respect to an assignment of an interest in an existing lease) to a ready and willing landlord of such primary renewal premises for space comparable to the Premises in a building comparable to the Building (comparable Class A buildings located in the central business district of Bellevue), including comparable renewal refurbishment allowances. Rental rates quoted or used under sublease agreements shall be considered rates of special circumstances and shall be excluded from the definition of “fair market rental value” under this Section 3.4.

d)    If Landlord and Tenant are unable to agree upon the Basic Rent for the Renewal Term prior to the commencement of such Renewal Term, Tenant will, pay Basic Rent at a rate equivalent to the Basic Rent in effect immediately prior to the Renewal Term in question until the parties agree upon the new Basic Rent, or until the Basic Rent is determined in arbitration pursuant to this Subsection. The amount of the new Basic Rent for the applicable Renewal Term will be applied retroactively to the beginning of such Renewal Term, and any rent adjustment will be made in connection with the next installment of Basic Rent due, following conclusion of arbitration.

(iv)    The Option to Renew is granted for Tenant’s personal benefit and may not be assigned or transferred by Tenant, either voluntarily or by operation of law, in any manner whatsoever except in connection with an assignment to a Permitted Assignee. In the event that Landlord consents to a sublease or assignment of this Lease, the Option to Renew and Renewal Terms granted hereunder shall be void and of no further force and effect, whether or not Tenant shall have purported to exercise an Option to Renew prior to such assignment or sublease.

(v)    In the event Tenant timely and properly exercises an Option to Renew, Landlord and Tenant shall within fifteen (15) days after the determination of rent for the Renewal Term, execute an amendment to this Lease extending the Lease Term on the terms and conditions set forth in this Section 3.4.

ARTICLE 4.    RENT

Section 4.1    Basic Rent.  Tenant shall pay to Landlord as minimum rental for the use and occupancy of the Premises the “Basic Rent” as specified in the Lease Summary. Basic Rent shall be payable in Monthly Rent Installments of the amount specified in the Lease Summary, on or before the first day of each month of the Lease Term beginning on the Lease Commencement Date. If the Lease Commencement Date is a date other than the first day of a calendar month, then annual Basic Rent increases, if any, set forth in the Lease Summary shall take effect on the anniversary of the first day of the calendar month following the month in which the Lease Commencement Date occurs. Basic Rent for any partial year shall be prorated based upon the actual number of months left in such partial year. The Monthly Rent Installment for any partial month shall be prorated based upon the actual number of days in that partial month.

Section 4.2    Operating Expenses.

4.2.1    This is a net Lease. In addition to Basic Rent, Tenant shall pay, in monthly installments and as “Additional Rent”, an amount equal to the “Tenant’s Proportionate Share” (as hereinafter defined) of actual “Total Operating Expenses” (as hereinafter defined) for the Building and Project.

4.2.2    “Tenant’s Proportionate Share” shall be computed by dividing the Total Rentable Area of the Premises by the Total Rentable Area of the Building and Total Rentable Area of the Project, as applicable with respect to any particular Operating Expense. Tenant’s Proportionate Share upon the Lease Commencement Date for the Premises is as specified in the Lease Summary and is subject to adjustment in accordance with Section 1.1.

4.2.3    “Rentable Area of the Building,” “Rentable Area of the Project” and “Rentable Area of the Premises” are defined as those areas obtained by measuring the Building, Project and Premises using the 1996 BOMA Standard and as may be adjusted from time to time in accordance with Section 1.1. Tenant’s Proportionate Share shall be calculated based upon the Total Rentable Area of the Building with respect to Operating Expenses the benefit of which are shared only with tenants of the Building and based upon the Total Rentable Area of the Project with respect to Operating Expenses the benefit of which are shared by the tenants of the Project.

4.2.4    Landlord shall provide Tenant with a written estimate of Total Operating Expenses for the succeeding year or partial year within thirty (30) days after the Commencement Date or the start of each calendar year, as applicable, during the Lease Term. Tenant shall then pay to Landlord, monthly in advance, one-twelfth (1/12) of Tenant’s Proportionate Share of the estimated Total Operating Expenses for the said calendar year. In the event any item of actual Operating Expenses, including without limitation those items identified in subparagraph 4.2.6 below, increases five percent (5%) or more in price or cost over any twelve (12) month period, Landlord shall have the option to increase the estimated payments of Tenant’s Proportionate Share of Operating Expenses upon thirty (30) days’ written notice from Landlord to Tenant. Notwithstanding the above to the contrary, Tenant’s Proportionate Share of Operating Expenses for the calendar year 2003 shall not exceed $7.25 per rentable square foot.

4.2.5    Within one hundred twenty (120) days after the end of every calendar year during the Lease Term, Landlord shall provide the Tenant with a written statement of the actual Total Operating Expenses for that calendar year. If the actual Total Operating Expenses should exceed the estimated amount with respect to such calendar year, then Tenant shall pay Landlord the additional amount due to the Landlord within thirty (30) days and, if actual Total Operating Expenses should be less than the estimated Total Operating Expenses for that calendar year, then Landlord shall credit, against future Rent due under this Article, the amount of any overpayment by Tenant, provided, however, that at the end of the Term Landlord shall pay Tenant the amount of any overpayment by Tenant within thirty (30) days after Landlord furnishes the statement to Tenant.

4.2.6    “Operating Expenses” as used herein shall mean all reasonable, actual costs, expenses and other charges incurred by Landlord in connection with the ownership, operation, repair and maintenance of the Project and the Building (including the Premises) as a first class mixed use retail/office building complex in downtown Bellevue, Washington, including but not limited to:

4.2.6.1    Wages, salaries and fringe benefits of all employees and contractors engaged in the management, operation and maintenance of the Project and/or the Building; employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied against Landlord on those wages and salaries; and the cost to Landlord of disability and hospitalization insurance and pension or retirement benefits for these employees;

4.2.6.2    All supplies and materials used in the operation and maintenance of the Project and/or the Building;

4.2.6.3    Cost of water and power, and cost of heating, lighting, air conditioning and ventilating the Building, the Common Areas and the Premises, which costs shall be either be based on Tenant’s Proportionate Share or separately metered to the Premises with an appropriate allocation among all tenants consuming those services as measured by the meter monitoring this useage;

4.2.6.4    The electrical costs incurred in the operation of the mechanical equipment and systems for the Building, which shall be allocated pro rata among the Building tenants;

4.2.6.5    Cost of maintenance, depreciation and replacement of machinery, tools and equipment (if owned by Landlord) and for rental paid for such machinery, tools and equipment (if rented) used in connection with the operation or maintenance of the Building or Project;

4.2.6.6    All premiums and commercially reasonable deductibles (not to exceed $50,000) on policies of casualty, public liability, property damage, automobile, garage keepers, rental loss and any other policies of insurance maintained by Landlord with respect to the Project, Building or any insurable interest therein and the costs of repairing an insured casualty to the extent of the deductible amount under the applicable insurance policy.

4.2.6.7    Cost of janitorial services, repairs and general maintenance;

4.2.6.8     The cost of any capital improvements made or installed (a) to be in compliance with any applicable government statutes, ordinances, regulations or other requirements with which the Building or Project was not required to comply as of the Commencement Date, and (b) for purposes of saving labor or otherwise reducing applicable operating costs, in each case amortized on a level amortization basis over the useful life of such improvements, as reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item;

4.2.6.9    Costs in connection with managing, maintaining and operating any parking areas (including parking garages) owned by the Landlord for use by tenants of the Building and/or Project;

4.2.6.10    All taxes and assessments and governmental charges whether federal, state, county or municipal and any other taxes and assessments attributable to the Project and/or the Building or its operation, including without limitation real property taxes and assessments and any tax or other levy, however denominated, on or measured by the rental collected by the Landlord with respect to the Building, or on Landlord’s business of leasing the Building, but excluding federal and state taxes on income;

4.2.6.11    The cost of maintaining any transportation management program, public transit system, vanpool, or other public or semi-public transportation imposed upon Landlord’s ownership and operation of the Building or Project;

4.2.6.12    Cost of all accounting and other professional fees incurred in connection with the operation of the Project and/or the Building;

4.2.6.13    A management fee, not to exceed three percent (3%) of the gross receipts of the Building (excluding parking revenue), which may be payable to the Landlord;

4.2.6.14    Cost of replacing lamps, bulbs, starters and ballasts used in the Building or Project, other than specialty lighting or non-building standard lighting, which cost may be billed directly to a tenant.

Operating Expenses shall not include the following: (i) depreciation on the Building and/or Project; (ii) debt service; (iii) capital improvements, except as otherwise provided in Section 4.2.6.8 above, (iv) rental under any ground or underlying leases; (v) attorneys’ fees and expenses incurred in connection with lease negotiations with prospective tenants, or default or enforcement proceedings with respect to defaulting tenants, or financing, refinancing or sale of the Building; (vi) the cost of tenant improvements; (vii) advertising expenses in connection with leasing; (viii) real estate broker’s or other leasing commissions; (ix) executives’ salaries above the grade of regional manager (who is the direct supervisor of the building managers); (x) amounts received by Landlord through proceeds of insurance to the extent the proceeds are compensation for expenses which were previously included in Operating Costs hereunder; (xi) except for insurance deductibles, cost of repair or replacements incurred by reason of fire or other casualty or by the exercise of the right of eminent domain; (xii) costs incurred in performing work or furnishing services for individual tenants (including Tenant) for which such tenant pays Landlord directly (as opposed to payment through Operating Expenses), to the extent that such work or service is in excess of any work or service Landlord at its expense is obligated to furnish to Tenant; (xiii) costs of performing work or furnishing services to tenants other than Tenant at Landlord’s expense (i.e., without reimbursement) to the extent that such work or service is in excess of any work or services Landlord is obligated to furnish to Tenant at Landlord’s expense; (xiv) all Operating Expenses for which Landlord has received reimbursement, except by way of Basic Rent or Additional Rent; (xv) costs resulting from the correction of any latent construction defects in all or any portion of the Building, Project or Premises; (xvi) penalties due to any violation of law by Landlord or other tenants; (xvii) damages incurred by Landlord for any default, breach, claim, judgment or settlement; and (xviii) except as expressly allowed under subsection 4.2.6.8 above, structural repairs or replacements.

4.2.7    Tenant shall have the right, upon fulfillment of the conditions set forth below, to audit the Landlord’s books and records covering Operating Expenses for the prior calendar year to verify the accuracy of the Landlord’s determination of the Tenant’s Proportionate Share of such Operating Expenses. The conditions which must be met before Tenant shall have the right to audit the books and records of a particular calendar year are as follows:

4.2.7.1    Tenant must provide Landlord not less than thirty (30) days’ prior written notice of the Tenant’s election to audit (the “Tenant’s Notice of Audit”), together with the information concerning the auditor as outlined in subsection 4.2.7.4 below, which Tenant’s Notice of Audit and information must be delivered to Landlord within ninety (90) days after Tenant’s receipt of the Landlord’s statement of actual Operating Expenses for a particular calendar year.

4.2.7.2    Tenant’s audit must be undertaken and completed by Tenant or its agents at reasonable times during Landlord’s normal business hours at the place where the Landlord’s records are kept. Said audit must be completed within one hundred eighty (180) days of Tenant’s receipt of the Landlord’s statement of Operating Expenses for a particular calendar year.

4.2.7.3    Tenant shall not be entitled to conduct an audit if Tenant is in default under this Lease beyond any applicable notice and cure period at the time Tenant gives its Tenant’s Notice of Audit or at the time the Tenant or its agent undertakes the audit.

4.2.7.4    At the time the Tenant delivers its Tenant’s Notice of Audit to Landlord, the Tenant shall also provide evidence reasonably acceptable to the Landlord that the audit will be a “fair and true audit.” For the purposes hereof, the term “fair and true audit” shall mean that the review of the subject books and records shall be undertaken and completed by the Tenant, its officers or employees, or by an independent accounting firm being paid on an hourly basis and that in no event will the party auditing the books (or that party’s employer or principal) directly or indirectly base the compensation or fees for such audit work upon a percentage of the savings found or the return due the Tenant by reason of that audit.

4.2.7.5    The Tenant’s rights to audit the Landlord’s books and records shall be strictly limited to the right set forth above and the Tenant shall have no right to audit any of the Landlord’s books or records for any calendar year before or after the Lease Term or for any calendar year other than the immediately preceding calendar year as set forth above. Tenant shall promptly pay the cost of such audit unless such audit determines that Landlord’s statement of the actual Total Operating Expenses overstated the actual Total Operating Expenses or Tenant’s Proportionate Share of Operating Expenses by more than five percent (5%), in which case Landlord shall promptly reimburse Tenant for the cost of such audit up to a maximum of $5,000 and shall promptly pay to Tenant the amount of Tenant’s overpayment of Operating Expenses.

4.2.7.6    A true and correct copy of the audit shall be delivered to the Landlord within fifteen (15) days of the completion of such audit if Tenant requests a credit for overpayment. Any overpayment shown by such audit shall be subject to the Landlord’s prompt verification and, upon such verification, shall be given to Tenant as a credit against Operating Expenses next falling due or, if after the expiration of the Term, shall be paid directly to Tenant. Any dispute between Landlord and Tenant regarding the results of Tenant’s audit shall be resolved as follows. First, representatives from each party shall meet in person within fourteen (14) days of a request for a meeting by either party and shall attempt to resolve the dispute in good faith. If the dispute is not resolved at such meeting, or if the meeting does not occur, then it shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association, with each party appointing one arbitrator and those two arbitrators appointing a third (unless Landlord and Tenant agree on a single arbitrator). Each party shall have all rights to call witnesses and all rights to discovery afforded under the Federal Rules of Procedure; provided, however, if the amount in dispute is less than $10,000, there shall be no discovery. All arbitrators shall have at least 5 years of experience in commercial real estate matters (but may be an attorney, accountant, business person, broker, or any other person experienced in commercial real estate), but in any event shall not have worked for either party in the previous five (5) years. The party desiring to invoke arbitration shall give written notice to the other specifying the name of the arbitrator they have selected. The other party shall have ten (10) days from receipt of such notice to appoint their arbitrator. The two arbitrators so appointed shall select a third arbitrator within ten (10) days after the appointment of the second arbitrator. If the two arbitrators are unable to agree on a third, either party may request the Presiding Judge of the Superior Court for King County to appoint the same. The arbitrators shall make every effort to render their decision promptly. All arbitration proceedings shall take place in Seattle, Washington. The decision of the arbitrators shall be binding and judgment upon the award may be entered in any court having jurisdiction thereof subject, however, to the provisions of Chapter 7.04 of the Revised Code of Washington.

Section 4.3     Rent.  The terms “Rent” and “Rental” as used in this Lease shall mean all amounts to be paid hereunder by Tenant whether those sums are designated as Basic Rent or Additional Rent and as adjusted by the terms of this Lease. Failure by Tenant to pay any sum of Rent due under this Article 4 shall entitle Landlord to pursue any or all remedies specified in this Lease as well as remedies specified in RCW Chapter 59.12 or otherwise allowed by law.

Section 4.4    Place of Payment.  All Rent shall be paid to the Landlord on or before the first day of each calendar month at the address to which notices to Landlord are to be given. All Rental payments to be made hereunder, whether Basic Rent, or Additional Rent or otherwise, are to be made without deduction, setoff, prior notice or demand by Landlord.

ARTICLE 5.    SECURITY DEPOSIT AND PREPAID RENT

Section 5.1    Security Deposit.  On or before the date hereof, Tenant shall deposit with Landlord a clean, irrevocable and unconditional letter of credit in the form attached hereto as Exhibit E (“Letter of Credit”) issued by U.S. Bank, or another national bank selected by Tenant and reasonably satisfactory to Landlord (hereinafter referred to as the “Bank”), in favor of Landlord in the initial amount of One Million Dollars ($1,000,000.00) as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease, including without limitation the surrender of possession of the Premises to Landlord as herein provided. The Letter of Credit shall have a term which expires no sooner than the end of the Lease Term, or Tenant may deliver a one (1) year unconditional and irrevocable Letter of Credit which by its terms automatically, for the remainder of the Term, renews for successive one (1) year periods unless the Bank provides no less than thirty (30) days written notice to Landlord that such Letter of Credit shall not be renewed, in which event Landlord shall have the right to draw down the entire amount of the Letter of Credit unless Tenant substitutes, prior to the expiration of such letter of Credit, a new Letter of Credit which meets the requirements of this Paragraph 5. At the end of the sixtieth (60th) month of the Lease Term, provided that Tenant has not, at any time prior, been in default beyond any applicable notice and cure periods under the Lease, Tenant may reduce the amount of the Letter of Credit to an amount equal to the Basic Rent due for the last month of the initial Lease Term, at which time the Letter of Credit may, at Tenant’s option, be converted to cash. If Tenant defaults in respect of any of the terms, conditions or provisions of this Lease including, but not limited to, the payment of Rent, and Tenant fails to cure any such default after any required notice and within any applicable cure period hereunder, Landlord shall have the right to require the Bank to make payment to Landlord or its designee such portion of the proceeds of the Letter of Credit as is required to cure such default, which proceeds Landlord shall apply to cure such default; provided, however, if Landlord applies any part of the proceeds of the Letter of Credit or the cash amount deposited by Tenant, Tenant, within ten (10) business days after demand, shall deposit with Landlord or its designee (or issue a new letter of credit in the full original amount) the amount so applied so that Landlord or its designee shall have the full deposit on hand at all times during the Term of this Lease (and any extension). Tenant’s failure to do so within ten (10) days of receipt of such demand shall constitute a breach of this Lease.

Landlord shall have all of the same rights with respect to any cash security as Landlord has hereunder with respect to the Letter of Credit, and Tenant shall have the same obligations with respect to the deposit of additional funds with Landlord if Landlord applies all or any portion of such cash security as provided in the previous subsection. Landlord shall not be required to deposit such cash in a segregated, interest bearing account.

In the event of a sale or transfer of Landlord’s interest in the Building, Landlord shall transfer or cause to be transferred either the cash or Letter of Credit or any sums collected thereunder by Landlord, together with any other sums then held by Landlord or its designee as such security, to the purchaser or transferee, and provided that such transferee assumes by a written instrument all of Landlord obligations under this Lease arising following the transfer (including the obligation to return the cash or Letter of Credit security deposit), Landlord shall be relieved and released of and from all liability with respect to the cash or Letter of Credit. Landlord agrees to provide Tenant with a copy of the written assumption agreement referenced in the preceding sentence. Tenant further covenants that it shall not assign or encumber, or attempt to assign or encumber, any part of such security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. Landlord shall not be required to exhaust its remedies against Tenant before having recourse to the Letter of Credit or such cash security held by Landlord. Recourse by Landlord to the Letter of Credit or such security shall not affect any remedies of Landlord which are provided in this Lease or which are available to Landlord in law or equity, except that any proceeds of the Letter of Credit that are paid to Landlord shall be credited against Tenant’s obligations under this Lease.

In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Letter of Credit, except as same may have been applied by Landlord in accordance with this Lease, shall be returned to Tenant promptly after the expiration of this Lease.

ARTICLE 6.    TAXES

Section 6.1    Personal Property Taxes.  Tenant shall pay before delinquency all license fees, public charges, property taxes and assessments on the furniture, fixtures, equipment and other property of or being used by Tenant at any time situated on or installed in the Premises.

Section 6.2    Business Taxes.  Tenant shall pay before delinquency all taxes and assessments or license fees levied, assessed or imposed by law or ordinance, by reason of the use of the Premises for the specific purposes set forth in this Lease.

ARTICLE 7.    MAINTENANCE, REPAIRS AND ALTERATIONS

Section 7.1    Landlord’s and Tenant’s Improvements.  Landlord and Tenant shall, each at its own expense, complete and install in a good and workmanlike manner within the Premises those items specified as the “Landlord’s Work” and “Tenant’s Work”, respectively, on Exhibit C attached hereto.

Section 7.2    Services to Be Furnished by Landlord.  Subject to reimbursement pursuant to Section 4.2 above, Landlord shall provide the following services during standard hours of operation of the Building. These standard hours of operation are 6 a.m. to 6 p.m., Monday through Friday, and 8 a.m. to 1 p.m., on Saturdays.

7.2.1    Public utilities shall be caused to furnish the Premises with electricity and water utilized in operating any and all facilities serving the Premises;

7.2.2    Hot and cold water at those points of supply provided for general use of other tenants in the Building, central heat and air conditioning sufficient to maintain a temperature range in the Premises which is consistent with other Class A office buildings in the central business district of Bellevue, Washington, but this service at times during the weekdays at other than standard hours of operation for the Project, on Saturday afternoons, Sundays and holidays shall be furnished only upon request of Tenant, who shall bear the entire costs thereof;

7.2.3    Routine maintenance, painting and electric lighting service for all Common Areas and special service areas of the Building in the manner consistent with other Class A office buildings in the central business district of Bellevue, Washington and to the extent deemed by Landlord to be standard and consistent with the operation and maintenance of the Building as a first-class office building in downtown Bellevue;

7.2.4    Janitorial service on a five (5) day week basis, excluding Fridays, Saturdays, and legal holidays, consistent with other Class A buildings in the central business district of Bellevue, Washington;

7.2.5    Electricity for normal office equipment, such as personal computers, laser printers, copiers, dictating machines and other equipment normally used in business offices (up to 3.5 watts per rentable square foot of space in the Premises) and for standard office lighting (up to 1.2 watts per rentable square foot of space in the Premises), and otherwise in accordance with the Building Standard Specifications attached hereto as Exhibit C-1. If any electrical equipment installed in the Premises requires air conditioning capacity above that provided by the building standard system, then the additional air conditioning installation and corresponding operating costs will be the separate obligation of the Tenant; and

7.2.6    Tenant acknowledges and agrees that, while Landlord may in its sole and absolute discretion engage security personnel to patrol the Building or the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and

Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises, the Building or the Project except to the extent not covered by Tenant’s insurance and caused by the acts or omissions of Landlord, its employees, agents or contractors. Tenant hereby agrees to the exercise by Landlord, within its reasonable discretion, of such security measures as, but not limited to, the evacuation of the Premises, the Building or the Project for cause, suspected cause or for drill purposes, the denial of any access to the Premises, the Building or the Project and other similarly related actions that it deems necessary to prevent any threat of property damage or bodily injury. The exercise of such security measures by Landlord, and the resulting interruption of service and cessation of Tenant’s business, if any, shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for any resulting damages or relieve Tenant from Tenant’s obligations under this Lease.

If Tenant desires any of the aforementioned services in amounts in excess of the limits set forth in this Section, then Tenant shall pay Landlord as Additional Rent hereunder the cost of providing these additional services; provided, however, with respect to HVAC services outside of the standard hours of operation of the Building, after an initial grace period of five (5) hours per week, Tenant shall pay Landlord for the actual cost plus reserves and/or depreciation of providing HVAC services, including applicable electrical and maintenance costs, however, this cost shall not exceed $7.00 per hour per zone (unless the excess is the result of increases in utility rates). Failure by Landlord to any extent to furnish any of the above services, or any cessation thereof, resulting from causes beyond the control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor shall that event be construed as an eviction of Tenant, nor result in an abatement of Rent, nor relieve Tenant from any of Tenant’s obligations hereunder (including, but not limited to, the payment of Rent). If any utilities or services to the Premises are interrupted or discontinued due to a cause within Landlord’s reasonable control, and Landlord fails to cure such interruption or discontinuance within three (3) consecutive business days, then Rent hereunder shall thereafter be abated until such time as such utilities or services are restored. Such abatement of Rent shall be Tenant’s sole recourse in the event of a discontinuance or interruption of services or utilities required to be provided by Landlord hereunder. Should any of the equipment or machinery utilized in supplying the services listed herein for any cause cease to function properly, Landlord shall use reasonable diligence to repair that equipment or machinery promptly.

Section 7.3    Tenant’s Maintenance and Repairs.  Tenant shall be obligated to maintain and to make all repairs, replacements or additions of any kind whatsoever to all personal property located within the Premises and to all trade fixtures, furnishings and carpet located within the Premises. Tenant also shall be responsible for maintaining and replacing all specialty lamps, bulbs, starters and ballasts, and for all non-structural repairs, maintenance, and replacements related to the decks attached to the Premises and which serve exclusively the Premises. If a cooling system is installed which serves exclusively the Premises or any portion thereof, such system shall be maintained, repaired and replaced by Tenant at Tenant’s expense and Tenant shall contract with a contractor approved by Landlord for the annual maintenance of such system and provide proof of such maintenance to Landlord upon Landlord’s request.

Section 7.4    Tenant’s Alterations.  Subject to Landlord’s prior written approval, Tenant may make, at its expense, additional improvements or alterations to the Premises, which it may deem necessary or desirable (“Alterations”). Provided that Tenant provides Landlord with notice prior to commencing such alterations and, provided further, that Tenant provides Landlord with as-built plans following completion of such alterations, Tenant shall have the right to make non-structural alterations that cost less than $25,000.00 as to each such alteration without Landlord’s prior written approval. Landlord’s approval to any Alterations shall not be unreasonably withheld. Any Alterations by Tenant shall be done at Tenant’s sole cost and expense and in compliance with all applicable laws, rules, and regulations (including, without limitation, the Americans with Disabilities Act of 1990 (the “ADA”) and

Landlord’s reasonable construction rules and regulations) and in conformity with plans and specifications approved by Landlord. Landlord shall have the right, in Landlord’s sole discretion, to contract directly with Landlord’s contractor for the installation of the Alterations. If Landlord contracts directly for the installation of the Alterations, (1) Tenant shall reimburse Landlord for the costs of installation, as Additional Rent, within ten (10) days of Tenant’s receipt of an invoice for such costs and/or, at Landlord’s election, Tenant shall deposit with Landlord prior to the commencement of installation of the Alterations up to 100% of the estimated costs of installation, which Landlord shall apply toward such costs upon completion of the Alterations, (2) Tenant shall pay Landlord a construction management fee equal to two percent (2%) of the total cost of designing and installing the Alterations, inclusive of taxes, permit fees, design fees, and construction fees, and (3) Landlord shall obtain at least three bids for each subcontractor and supplier and Tenant may choose from such bids. If Landlord does not elect to contract directly for the installation of the Alterations, such Alterations shall be performed by a licensed contractor approved by Landlord; provided, however, such approval shall not be unreasonably withheld. Landlord’s consent to any Alterations, or Landlord’s approval of plans and specifications for such Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations (including, without limitation, the ADA). All work performed shall be done in a workmanlike manner and with materials of the quality and appearance as exist throughout the Building. Any Alterations made by Tenant shall remain on and be surrendered with the Premises on expiration of the Lease Term or sooner termination of this Lease, except that Landlord may elect at the time Landlord gives its approval to require Tenant to remove the Alterations that are covered by such approval and Landlord may elect at the expiration of the Lease Term to require Tenant to remove any Alterations that did not require Landlord’s approval, and, if Landlord so elects, Tenant, at its cost, shall remove such Alterations and restore any damage resulting from such removal (including restoration of any modifications made to the Building shell) on or before the last day of the Lease Term, or within thirty (30) days after sooner termination of this Lease. Within thirty (30) calendar days following the completion of any Alterations, Tenant shall cause to be prepared and delivered to Landlord, at Tenant’s expense, updated “as-built” drawings showing the Premises with the new Alterations.

Section 7.5    Liens.    Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, material furnished, or obligations incurred by Tenant. Tenant shall have the right to contest the correctness or validity of any such lien if, promptly after Landlord’s request to do so, Tenant procures and records a lien release bond issued by a responsible corporate surety in an amount sufficient to satisfy statutory requirements therefor in the State of Washington.

ARTICLE 8.    INSURANCE

Section 8.1    Use; Rate.    If Tenant’s use of the Premises causes an increase in the insurance rates paid by Landlord on policies of liability or casualty insurance maintained with respect to the Building and/or Project, then Tenant shall pay the amount of such increase directly attributable to such use. In no event shall Tenant carry on any activities in the Premises, Building or Project which would invalidate any insurance coverage maintained by Landlord.

Section 8.2    Liability Insurance.    Tenant shall during the Lease Term, at its sole expense, maintain in full force a policy or policies of commercial general liability insurance issued by one or more insurance carriers, insuring against liability for injury to or death of persons and loss of or damage to property occurring in or on the Premises and any portion of the Common Area which is subject to Tenant’s exclusive control. Said liability insurance shall be in an amount not less than Two Million

Dollars ($2,000,000.00) combined single limit for bodily and personal injury and property damage per occurrence and not less than Three Million Dollars ($3,000,000.00) in the aggregate.

Section 8.3    Worker’s Compensation Insurance.  Tenant shall at all times maintain Worker’s Compensation Insurance in compliance with Washington law.

Section 8.4    Casualty Insurance.  Landlord shall pay for and maintain in full force and effect during the Term of this Lease a policy of property insurance covering the Building and Project in an amount equal to the full replacement value of the Building and Project. Tenant shall pay for and shall maintain in full force and effect during the Term of this Lease a standard form policy or policies of property and all-risk coverage with an extended coverage endorsement covering all interior glass, whether plate or otherwise, trade fixtures, equipment, and other personal property located in the Premises and used by Tenant in connection with its business.

Section 8.5    Compliance With Regulations.  Landlord will provide the Building standard fire and life safety systems for the Building in accordance with the Building Standard Specifications attached hereto as Exhibit C-1. Except for items provided by Landlord, Tenant shall, at its own expense, comply with all requirements, including installation of fire extinguishers, or automatic dry chemical extinguishing systems, required by Tenant’s insurance carrier, necessary for the maintenance of reasonable fire and extended insurance for the Premises.

Section 8.6    Waiver of Subrogation  Landlord and Tenant release each other, and their respective shareholders, directors, officers, partners, members, managers, employees, and agents from, and waive their entire claim of recovery for, any claims for damage to the Premises, Building, and the Project and to Tenant’s alterations, trade fixtures and personal property that are caused by or result from fire, lightening or any other perils normally covered by the types of insurance Landlord and Tenant are required to carry under this Lease whether or not such loss or damage is due to the negligence of Landlord, or its shareholders, directors, officers, partners, members, managers, employees, and agents, or of Tenant, or its shareholders, directors, officers, partners, members, managers, employees, and agents. Landlord and Tenant shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by such insurance policy.

Section 8.7    General Requirements.

8.7.1    All policies of insurance required to be carried hereunder by Landlord or Tenant shall be written by companies licensed to do business in Washington and which have a rating of not less than A:X or better in the most recent edition of “Best’s Key Rating Guide”. Tenant shall, when requested by Landlord, furnish Landlord with a certificate evidencing insurance required to be maintained by Tenant pursuant to this Article 8 and shall satisfy Landlord that each such policy is in full force and effect.

8.7.2    The commercial general liability insurance required to be carried under Section 8.2 above shall be primary and non-contributing with the insurance carried by Landlord.

8.7.3    Each policy required under Sections 8.2 and 8.4 shall expressly include, severally and not collectively, as named or additionally named insured thereunder, the Landlord, Landlord’s property manager and Landlord’s lender, if any, hereinafter called “Additional Insured,” as their respective interests may appear.

8.7.4    All insurance policies maintained by Tenant shall not be subject to cancellation in coverage except upon at least thirty (30) days’ prior written notice to Landlord. The policies of insurance or duly executed Accord Form 27, Evidence of Property Insurance Forms evidencing such policies, together with satisfactory evidence of the payment of premiums thereon, shall be deposited with Landlord on the Lease Commencement Date and not less than thirty (30) days prior to the expiration of the term of such coverage.

8.7.5    If the Tenant fails to procure and maintain insurance as required by this Article 8, the Landlord may obtain such insurance and keep it in effect, and the Tenant shall pay to Landlord the premium cost thereof, upon demand and as Additional Rent, with interest as provided in Section 21.7 below from the date of payment by the Landlord to the date of repayment by the Tenant.

8.7.6    The limits of any insurance maintained by Tenant pursuant to this Article 8 shall in no way limit the liability of Tenant under this Lease.

Section 8.8    Blanket Insurance.  Either Landlord or Tenant may fulfill its insurance obligations hereunder by maintaining a so-called “blanket” policy or policies of insurance in a form that provides by specific endorsement coverage not less than that which is required hereunder for the particular property or interest referred to herein; provided, however, that the coverage required by this Article 8 will not be reduced or diminished by reason of use of such blanket policy of insurance.

ARTICLE 9.    DESTRUCTION AND CONDEMNATION

Section 9.1    Total or Partial Destruction.

9.1.1    In the event the Building and/or the Premises is damaged by fire or other perils covered by Landlord’s insurance, Landlord shall:

9.1.1.1    In the event of total destruction, at Landlord’s option, as soon as reasonably possible thereafter, commence repair, reconstruction and restoration of the Building and/or the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or within sixty (60) days after the discovery of such damage, elect not to so repair, reconstruct or restore the Building and/or the Premises, in which event this Lease shall terminate. In either event, Landlord shall give Tenant written notice of its intention within said sixty (60) day period. In the event Landlord elects not to restore the Building, and/or the Premises, this Lease shall be deemed to have terminated as of the date of the discovery of such total destruction.

9.1.1.2    In the event of partial destruction of the Building and/or the Premises, to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof, and if the damage thereto is such that the Building and/or the Premises may be repaired, reconstructed or restored within a period of one hundred eighty (180) days after the date on which Landlord obtains all permits necessary for such restoration, and if Landlord will receive insurance proceeds sufficient to cover the cost of such repairs (except for the amount of any applicable deductible), then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If the cost of such work of repair, reconstruction and restoration exceeds twenty-five percent (25%) of the full insurable value thereof, or such work of repair, reconstruction and restoration shall require a period longer than one hundred eighty (180) days after the date on which Landlord obtains all permits necessary for such restoration, or if said insurance proceeds will not be sufficient to cover the cost of such repairs (except for the amount of any applicable deductible), then Landlord either may elect to so repair, reconstruct or restore and the Lease shall continue in full force and effect or Landlord may elect not to repair, reconstruct or restore and the Lease shall then terminate. Under any of the conditions of this Section 9.1.1.2, Landlord shall give written notice to Tenant of its intention within sixty (60) days after Landlord’s discovery of such partial destruction. In the event Landlord elects not to restore the Building and/or the Premises, this Lease shall be deemed to have terminated as of the date possession of the Premises is surrendered to Landlord.

9.1.2    Upon any termination of this Lease under any of the provisions of this Section 9.1, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have therefore accrued and are then unpaid.

9.1.3    In the event of repair, reconstruction and restoration by Landlord as herein provided, the Rent payable under this Lease shall be abated during the period from the date of such casualty to the date of completion of such repair, reconstruction or restoration by an amount that is in the same ratio to the Rent as the total number of square feet of the Premises that are so damaged or destroyed bears to the total number of square feet in the Premises. Tenant shall not be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration. Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Section 9.1. Notwithstanding anything to the contrary contained in this Article 9, if Landlord does not complete the repair or restoration of the Premises within one (1) year of the date of such damage or destruction, then Tenant may elect to terminate this Lease by giving Landlord notice to such effect at any time after the end of such one (1) year period and prior to Tenant’s re-occupancy of the Premises.

9.1.4    If the damage to the Building and/or Premises is due to any cause other than fire or other peril covered by Landlord’s property insurance, then Landlord may elect to terminate this Lease by giving Tenant notice to such effect within sixty (60) days after the date of such damage.

9.1.5    If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the Building and the Premises which were originally provided at Landlord’s expense, and the repair and restoration of items not provided at Landlord’s expense shall be the obligation of Tenant.

9.1.6    Notwithstanding anything to the contrary contained in this Article 9, either Landlord or Tenant may terminate the Lease if the Premises are materially damaged or destroyed during the last one (1) year of the Term of this Lease or any extension hereof.

9.1.7    Landlord and Tenant hereby waive the provisions of any statutes or court decisions which relate to the abatement or termination of leases when leased property is damaged or destroyed and agree that such event shall be exclusively governed by the terms of this Lease.

Section 9.2    Condemnation.  If the whole of the Building or the Premises, or such portion thereof as shall be required for its reasonable use, shall be taken by virtue of any condemnation or eminent domain proceeding, this Lease shall automatically terminate as of the date of the condemnation, or as of the date possession is taken by the condemning authority, whichever is later. Current Rent shall be apportioned as of the date of the termination. In case of a taking of a part of the Premises or a part of the Building not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect and the Rental shall be equitably reduced based upon the proportion by which the

Rentable Area of the Premises is reduced. This Rent reduction shall be effective on the date of the partial taking. The entire award for the Building, the Project and the Premises shall belong to and be paid to Landlord, Tenant hereby assigning to Landlord Tenant’s interest therein, if any, provided, however, that Tenant shall have the right to claim and recover from the condemnor compensation for the loss of any alterations made by Tenant, Tenant’s trade fixtures, Tenant’s personal property, Tenant’s moving expenses and business interruption.

Section 9.3    Sale Under Threat of Condemnation.    A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for all purposes under this Article 9.

ARTICLE 10.    INDEMNITY AND WAIVER

Section 10.1    Indemnity.

10.1.1    Tenant shall defend, indemnify, and hold Landlord harmless against any and all claims, costs, and liabilities, including reasonable attorneys’ fees and costs (including costs and fees associated with any lawsuit or appeal), arising by reason of (1) any injury or claim of injury to person or property, caused by the acts or omissions of Tenant, its employees, agents, or contractors, or (2) Tenant’s failure to comply with the terms of this Lease. Landlord shall defend, indemnify, and hold Tenant harmless against any and all claims, costs, and liabilities, including reasonable attorneys’ fees and costs (including costs and fees associated with any lawsuit or appeal), arising by reason of (1) any injury or claim of injury to person or property, caused by the acts or omissions of Landlord, its employees, agents, or contractors, or (2) Landlord’s failure to comply with the terms of this Lease.

10.1.2    In the event of concurrent negligence of Tenant, its employees, agents, or contractors, on the one hand, and of Landlord, its agents, employees, or contractors on the other hand, which concurrent negligence results in injury or damage to persons or property occurring in, on or about the Building, Project and/or Premises, either party’s obligation to indemnify the other party as set forth in Section 10.1.1 shall be limited to the extent of the negligence of the indemnifying party, or its employees, agents, or contractors, including the indemnifying party’s proportional share of costs and attorneys’ fees incurred in connection with any claims, actions or proceedings brought with respect to such injury or damage.

10.1.3    The indemnification obligations contained in this Article 10 shall not be limited by any worker’s compensation, benefit or disability laws, and each indemnifying party hereby waives (solely for the benefit of the indemnified party) any immunity that said indemnifying party may have under the Industrial Insurance Act, Title 51 RCW and similar worker’s compensation, benefit or disability laws.

10.1.4    LANDLORD AND TENANT ACKNOWLEDGE BY THEIR EXECUTION OF THIS LEASE THAT EACH OF THE INDEMNIFICATION PROVISIONS OF THIS LEASE (SPECIFICALLY INCLUDING BUT NOT LIMITED TO THOSE RELATING TO WORKER’S COMPENSATION BENEFITS AND LAWS) WERE SPECIFICALLY NEGOTIATED AND AGREED TO BY LANDLORD AND TENANT.

Section 10.2    Waiver.    All property kept, stored or maintained on the Premises shall be so kept, stored or maintained at the sole risk of Tenant. Except in the case of damage to persons or property caused by Landlord’s acts or omissions which, in the case of property damage, is not covered by Tenant’s insurance, Landlord shall not be liable, and Tenant waives all claims against Landlord, for damages to persons or property sustained by Tenant or by any other person or firm resulting from the Project or Building or by reason of the Premises or any equipment located therein becoming out of repair, or through the acts or omissions of any other persons present in the Building or Project (including the Common Areas) or renting or occupying any part of the Building or Project (including the Common Areas), or for loss or damage resulting to Tenant or its property from burst, stopped or leaking sewers, pipes, conduits, or plumbing fixtures, or for interruption of any utility services, or from any failure of or defect in any electric line, circuit, or facility, or any other type of improvement or service on or furnished to the Premises or the Common Areas or resulting from any accident in, on, or about the Premises or the Common Areas.

ARTICLE 11.    DELAYS

Section 11.1    Delays.    If either party is delayed in the performance of any covenant of this Lease because of any of the following causes (referred to as “Force Majeure”): acts of the other party, action of the elements, war, riot, acts of terrorism, labor disputes, inability to procure or general shortage of labor or materials in the normal channels of trade, delay in transportation, delay in inspections, government actions, or any other cause beyond the reasonable control of the party so obligated, whether similar or dissimilar to the foregoing, financial inability excepted, then that performance shall be excused for the period of the delay but, except as expressly provided in this Lease, shall not affect Tenant’s obligation to pay Rent.

ARTICLE 12.    ASSIGNMENT, SUBLEASE AND SUCCESSION

Section 12.1    Consent Required.    Tenant shall neither assign this Lease or any interest herein, nor sublet, license, grant any concession, or otherwise give permission to anyone other than Tenant to use or occupy all or any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed provided that (i) Tenant is not then in default under this Lease beyond any applicable cure period, and (ii) Tenant is not currently subleasing the same portion of Premises, it being understood that sub-subleasing of this Lease shall be prohibited (provided it shall not be a breach of this provision if a subtenant enters into a sublease in violation of their sublease agreement with Tenant so long as, upon Landlord’s request, Tenant pursues it’s remedies against such subtenant).

When Tenant requests Landlord’s consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current and prior financial statements for the proposed assignee or subtenant, which financial statements shall be audited to the extent available and shall in any event be prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (1) recapture the Premises in accordance with subsection 12.4 below, (2) consent to the proposed assignment or sublease, or (3) refuse its consent to the proposed assignment or sublease. In any event, Landlord may withhold its consent to any assignment or sublease, if (i) the actual use proposed to be conducted in the Premises or portion thereof is for a childcare provider, food service provider, conference center, or fitness center, or if such use is for any space in the Project other than the Premises or the Option Space, it conflicts with the provisions of any other lease which restricts the use to which any such space in the Building or the Project may be put, (ii) the proposed sublessee or assignee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed sublessee or assignee, either (x) occupies space in the Project at the time of the request for consent, or (y) is negotiating with Landlord to lease space in the Project (as evidence by a written proposal).

Section 12.2    General Conditions.    If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, seventy-five percent (75%) of the excess, if any, of (1) the consideration (including rent and any additional rent) payable by the assignee or sublessee to Tenant, without deduction of any costs incurred in connection with such assignment or subletting including, without limitation, leasing commissions, tenant improvement costs, or attorneys fees, if any, incurred by Tenant in connection with such assignment or sublease regardless of whether or not Tenant ever occupied the Premises prior to such assignment or sublease; minus (2) Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease. If such consideration is received by Tenant in one or more lump sums, Landlord may elect to require Tenant to pay such consideration to Landlord in equal monthly installments over the term of the sublease or assignment, as the case may be. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended or terminated without Landlord’s prior written consent. In the event of any assignment or sublease, Tenant shall remain primarily liable on its covenants hereunder unless released in writing by Landlord. In the event of any assignment or sublease, the assignee or sublessee shall agree in writing to perform and be bound by all of the covenants of this Lease required to be performed by Tenant. Within ten (10) days after Landlord’s request, Tenant shall pay Landlord a reasonable fee for each assignment or sublease it is requested to approve based on Landlord’s actual time spent reviewing the proposed assignment or sublease (whether or not an assignment or sublease is actually consummated) together with reasonable third party fees (including, without limitation, the fees of Landlord’s counsel, architect, and other consultants), incurred in connection with Landlord’s review and processing of documents regarding any proposed assignment or sublease.

Section 12.3    Succession.    Subject to any limitations on assignment and subletting set forth herein, all the terms and provisions of this Lease shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

Section 12.4    Right of Recapture.    Notwithstanding any provisions of this Article 12 to the contrary, after the Landlord receives a request from Tenant to consent to either an assignment or sublease of all or any portion of the Premises, Landlord shall have the option, to be exercised by written notice within thirty (30) days after the receipt of such request, to terminate this Lease and the Term hereof with respect to the portion of the Premises being subleased or assigned on a date specified in Landlord’s termination notice provided, however, such date, at Landlord’s option, shall either be (i) not less than ninety (90) days following Landlord’s notice to the Tenant, or (ii) the proposed effective date of the sublease or assignment. If the Landlord elects to terminate this Lease as aforesaid, the Tenant shall have the right, to be exercised by written notice to the Landlord within ten (10) days after receipt of such notice of termination, to withdraw the request for consent to the proposed assignment or sublease, in which case the Tenant shall not proceed with such assignment or sublease, the notice of termination shall be null and void and this Lease shall continue in full force and effect in accordance with its terms.

Section 12.5    Permitted Transferees.    Notwithstanding anything contained in this Section or this Lease to the contrary, Landlord hereby consents to an assignment of this Lease or a subletting of all or part of the Premises to (a) any entity which controls, is controlled by, or is under common control with, Tenant, (b) to any corporation or other entity in whom or with which Tenant may be merged or consolidated, (c) to any entity to whom Tenant sells all or substantially all of its assets, or (d) to any entity resulting from the conversion, merger or consolidation of Tenant into a limited liability company or limited liability partnership (each of the entities referred to in clauses (a) through (d) of this Section 12.5 is a “Permitted Assignee”), provided that, in all of the above instances, (i) such entity expressly assumes all of Tenant’s obligations hereunder, (B) Tenant shall remain liable under this Lease, (C) the use of the Premises by the Permitted Assignee shall be substantially the same as the use of the Premises by Tenant immediately prior to such assignment or subletting, and (D) Landlord shall receive a copy of the executed transfer document promptly after execution.

ARTICLE 13.    SURRENDER OF POSSESSION

Section 13.1    Surrender.    At the expiration of the Lease created hereunder, whether by lapse of time or otherwise, Tenant shall surrender the Premises to Landlord.

Section 13.2    Condition at Time of Surrender.    Furnishings, trade fixtures and equipment including but not limited to voice and data cabling and other telecommunications equipment installed by Tenant shall be the property of Tenant. Upon termination of this Lease, Tenant shall remove any such property. Tenant shall repair or reimburse Landlord for the cost of repairing any damage to the Premises and/or Common Areas resulting from the installation or removal of Tenant’s property, and Tenant shall deliver the Premises to Landlord in clean and good condition, except for reasonable wear and tear.

ARTICLE 14.    HOLDING OVER

Section 14.1    Holding Over.    This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant without the express written consent of Landlord shall not constitute the renewal or extension of this Lease or give Tenant any rights in or to the Premises. In the event of such a holding over by Tenant without the express written consent of Landlord, the monthly Rent payments to be paid by Tenant shall be subject to increase in an amount equal to one hundred fifty percent (150%) of the Basic Rent last due for the first thirty (30) days of the holdover and two hundred percent (200%) of the Basic Rent last due in this Lease for the balance of the holdover, plus Additional Rent; provided, however, no payment of such increased Rental by Tenant shall be deemed to extend or renew the Term of this Lease, and such Rental payments shall be fixed by Landlord only to establish the amount of liability for payment of Rent on the part of Tenant during such period of holding over. In the event Landlord shall give its express written consent to Tenant to occupy the Premises beyond the expiration of the Term, that occupancy shall be construed to be a month-to-month tenancy upon all the same terms and conditions as set forth herein provided that the Rent charged during any period of holding over shall be an amount equal to one hundred twenty-five percent (125%) of the fair market rental value for the Premises as reasonably determined by Landlord.

ARTICLE 15.    ENTRY BY LANDLORD

Section 15.1    Entry by Landlord.    Landlord reserves, and shall at any and all times have, the right to enter the Premises during business hours to inspect the same, to show the Premises to prospective purchasers at any time during the Lease Term or lessees at any time during the last two hundred seventy (270) days of the Lease Term, to post notices of non-responsibility, to repair the Premises and any portion of the Building that Landlord may deem necessary or desirable, without abatement of Rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed; provided, that the entrance to the Premises shall not be blocked unreasonably thereby and, provided, further that the business of the Tenant shall not be interfered with unreasonably. In exercising its right of entry into the Premises, Landlord shall comply with such reasonable measures as may be required by Tenant in order to preserve the security of the Premises and the confidentiality of Tenant’s business information, trade secrets, and business operations. Tenant hereby waives any claim for damages, injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by Landlord’s exercise of its rights pursuant to this Section 15.1, except and to the extent any such damage, injury or interference results from the acts or omissions of Landlord, its employees, agents or contractors. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors to or in the Premises in an emergency, in order to obtain entry to the Premises without liability to Tenant. Any entry to the Premises obtained by Landlord by any of these means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

Section 15.2    Failure to Surrender.    If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, Tenant shall indemnify and hold Landlord harmless from loss and liability resulting from that failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant.

ARTICLE 16.    SUBORDINATION

Section 16.1    Lease Subordinate To Mortgages.    Landlord represents that there are no existing mortgages or deeds of trust affecting the property on which the Building is located. This Lease shall automatically be subordinate to any mortgages or deeds of trust hereafter affecting the Project, the Building and/or the Premises, and to all renewals, modifications, consolidations, replacements or extensions thereof. This provision shall be self-operative and no further instrument of subordination shall be required by any existing or first mortgagee or beneficiary of a deed of trust; provided, however, that Tenant shall have the continued enjoyment of the Premises free from any disturbance or interruption by any existing or first mortgagee or beneficiary of a deed of trust, or any purchaser at a foreclosure or private sale of the Project as a result of Landlord’s default under a mortgage or deed of trust, so long as Tenant is not then in default under the terms and conditions of this Lease. In the event of the foreclosure of a deed of trust or mortgage affecting the Project, judicially or nonjudicially, or if title to the Project is conveyed by deed in lieu of foreclosure, Tenant agrees to attorn to and accept the purchaser(s) at the foreclosure sale(s) conducted pursuant to the deed of trust or mortgage or the grantee(s) in such deed(s) in lieu of foreclosure and his or its (or their) heirs, legal representatives, successors and assigns as Landlord under this Lease for the balance then remaining of the term hereof, subject to all terms and conditions of this Lease.

Section 16.2    Estoppel Certificates.    Tenant shall, within ten (10) days of presentation, acknowledge and deliver to Landlord any subordination or non-disturbance agreement or other instrument that Landlord may require to carry out the provisions of this Article. Either party shall, within ten (10) days of presentation, acknowledge and deliver to the other party any estoppel certificate requested by the other party from time to time certifying, if such be true, that Tenant is in occupancy, that this Lease is unmodified and in full force and effect, or if there have been modifications, that the Lease as modified is in full force and effect, and stating the modifications and the dates to which the Rent and other charges shall have been paid, and that there are no Rental offsets or claims. If either party shall fail to provide such certificate within twenty (20) days of receipt by such party of a written request by the other party as herein provided, such failure shall constitute a default under this Lease. Tenant shall not condition or delay its delivery of any agreement requested by Landlord under this Section 16 on any modifications to the Lease or any other concessions by the Landlord. Acceptable forms of estoppel certificate and subordination agreement are attached as Exhibits F and G.

ARTICLE 17.    DEFAULT AND REMEDY

Section 17.1    Events of Tenant’s Default.    The occurrence of any one or more of the following events shall constitute a material default in breach of this Lease by Tenant:

        17.1.1    Intentionally deleted;

        17.1.2    Failure by Tenant to make any payment required as and when due, where that failure shall continue for a period of three (3) business days after notice of such failure is given by Landlord to Tenant;

        17.1.3    Failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease, other than making any payment when due, where that failure shall continue for a period of thirty (30) calendar days after Landlord gives written notice to Tenant of that failure, or if such failure is not reasonably capable of being cured within such thirty (30) day period, Tenant shall not be in default unless Tenant fails to commence the cure within such thirty (30) day period and/or to diligently pursue the cure to completion.

        17.1.4    Making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the petition is dismissed within sixty (60) calendar days; or the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises, or of Tenant’s interest in this Lease.

Section 17.2    Remedies.    In the event of any breach or default by Tenant under the terms or provisions of this Lease, Landlord, in addition to any other rights or remedies that it may have, shall have the immediate right of reentry. Should Landlord elect to reenter or take possession of the Premises, it may either terminate this Lease, or from time to time, without terminating this Lease, relet the Premises or any part thereof for the account and in the name of the Tenant or otherwise, for any term or terms and conditions as Landlord in its sole discretion may deem advisable, with the right to complete construction of or make alterations and repairs to the Premises and/or improvements installed by Tenant. Tenant shall pay to Landlord in the event of reletting, as soon as ascertained, the costs and expenses incurred by Landlord in the reletting, completion of construction, or in making any alterations and repairs. Rentals received by Landlord from any reletting shall be applied: first, to the payment of any indebtedness, other than Rent, due hereunder from Tenant to Landlord; second, to the payment of Rent due and unpaid hereunder and to any other payments required to be made by the Tenant hereunder; and the residue, if any, shall be held by Landlord as payment of future Rent or damages in the event of termination as the same may become due and payable hereunder; and the balance, if any, at the end of the Term of this Lease shall be paid to Tenant. Should rental received from time to time from the reletting during any month be a lesser Rental than herein agreed to by Tenant, the Tenant shall pay the deficiency to Landlord. The Tenant shall pay the deficiency each month as the amount thereof is ascertained by the Landlord. Notwithstanding the foregoing, Landlord shall also have the right upon Tenant’s default to terminate this Lease, accelerate all Rental payments due under this Lease for the remaining Term hereof, or if Tenant has been granted an option to extend and that option has been exercised, for the remainder of the option term, and shall be entitled to recover from Tenant the total amount of unpaid Rent together with all past due Rent and any other payment due hereunder, less the amount which is established to be the reasonable rental value of the Premises for the remaining Term, after taking into consideration normal duration of vacancy periods, tenant improvement costs and Landlord’s reasonably anticipated costs of reletting the Premises.

Section 17.3    Reletting.    No reletting of the Premises by Landlord permitted under Section 17.2 shall be construed as an election on Landlord’s part to terminate this Lease unless a notice of Landlord’s intention to terminate is given to Tenant, or unless the termination of the Lease is decreed by a court of competent jurisdiction. In the event of reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for a previous breach, provided it has not been cured. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy it may have, it may recover from Tenant all damages it may incur by reason of that breach.

Section 17.4    Default of Landlord.    Landlord shall not be in default unless Landlord fails to perform its obligations under this Lease within thirty (30) calendar days after written notice by Tenant, or if such failure is not reasonably capable of being cured within such thirty (30) day period, Landlord shall not be in default unless Landlord fails to commence the cure within such thirty (30) day period and/or to diligently pursue the cure to completion.

Section 17.5    Non-Waiver.    Failure by Landlord to take action or declare a default as a result of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of that term, covenant, or condition, or of any subsequent breach of any term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rental so accepted, regardless of Landlord’s knowledge of that preceding breach at the time of acceptance of the Rent.

Section 17.6    Mortgagee Protection.    In the event of any uncured default on the part of Landlord, which default would entitle Tenant to terminate this Lease, Tenant shall not terminate this Lease unless Tenant has notified any mortgagee or beneficiary of deed of trust, whose address shall have been furnished to Tenant, at least sixty (60) days in advance of the proposed effective date of the termination. During the sixty (60) day period the mortgagee or beneficiary shall be entitled to commence to cure the default. If the default is not capable of being cured with due diligence within the sixty (60) day period, the Lease shall not be terminated if the mortgagee or beneficiary of a deed of trust shall have commenced to cure the default within the sixty (60) day period and shall pursue the cure with due diligence thereafter. If the default is one which is not capable of cure by the mortgagee or beneficiary of a deed of trust within the sixty (60) day period because the mortgagee or beneficiary of a deed of trust is not in possession of the Building or Project, the sixty (60) day period shall be extended to include the time needed to obtain appointment of a receiver, provided, that such appointment is pursued with due diligence.

ARTICLE 18.    LIMITATION OF LIABILITY

Section 18.1    Limitation of Landlord’s Liability.    Tenant agrees that, in the event of any default or breach by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises, Tenant’s remedies shall be limited solely and exclusively to an amount which is equal to the interest in the Building and/or Project of the then current Landlord, including without limitation, rents, issues, profits, sale proceeds, insurance proceeds and condemnation awards. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Article 18 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with Tenant’s business, including but not limited to, loss or profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. The provisions of this section shall apply only to the Landlord and the parties herein described, and shall not be for the benefit of any insurer nor any other third party. For purposes of this Lease, “Landlord Parties” shall mean, collectively Landlord, its partners, shareholders, officers, directors, employees, investment advisors, or any successor in interest of any of them.

ARTICLE 19.    NOTICES

Section 19.1    Notices.    Any notice required or desired to be given under this Lease shall be in writing with copies directed as indicated herein and shall be personally served or delivered by a reputable express delivery service such as Federal Express or DHL or given by mail. Any notice given by mail shall be sent by United States certified mail, return receipt requested, postage prepaid, addressed to the party to be served at the last address given by that party to the other party under the provisions of this section. Any notice shall be deemed given upon receipt or refusal by the party to which such notice was delivered or sent. As of the Lease Commencement Date, the addresses of the Landlord and Tenant are as specified in the Lease Summary.

ARTICLE 20.    HAZARDOUS SUBSTANCES

Section 20.1    Presence and Use of Hazardous Substances.    To the best of Landlord’s knowledge, no Hazardous Substances (as defined below) are located on or in the Premises or Building except in accordance with applicable laws. Tenant shall not, without Landlord’s prior written consent, keep on or around the Premises, Common Areas or Building, for use, disposal, transportation, treatment, generation, storage or sale, any substances designated as, or containing components designated as, hazardous, dangerous, toxic or harmful (collectively referred to as “Hazardous Substances”), and/or are subject to regulation by any federal, state or local law, regulation, statute or ordinance, except products typically used in offices such as toner and cleaning supplies.

Section 20.2    Cleanup Costs, Default and Indemnification.    Tenant shall be fully and completely liable to Landlord for any and all cleanup costs and any and all other charges, fees, penalties (civil and criminal) imposed by any governmental authority with respect to Tenant’s use, disposal, transportation, treatment, generation, storage and/or sale of Hazardous Substances, in or about the Premises, Common Areas, Building, or Project whether or not consented to by Landlord. Tenant shall defend, indemnify and hold Landlord harmless from any and all of the costs, fees, penalties, liabilities and charges incurred by, assessed against or imposed upon Landlord (as well as Landlord’s attorneys’ fees and costs) as a result of Tenant’s use, disposal, transportation, treatment, generation, storage and/or sale of Hazardous Substances. Landlord shall be fully and completely liable to Tenant for any and all cleanup costs and any and all other charges, fees, penalties (civil and criminal) imposed by any governmental authority with respect to Landlord’s use, disposal, transportation, treatment, generation, storage and/or sale of Hazardous Substances, in or about the Premises, Common Areas, Building, or Project, whether or not consented to by Tenant. Landlord shall defend, indemnify and hold Tenant harmless from any and all of the costs, fees, penalties, liabilities and charges incurred by, assessed against or imposed upon Tenant (as well as Tenant’s attorneys’ fees and costs) as a result of Landlord’s use, disposal, transportation, treatment, generation, storage and/or sale of Hazardous Substances.

ARTICLE 21.    SATELLITE DISH

Section 21.1    Right to Install and Use Satellite Dish.    Subject to the terms and conditions of this Section, and subject to the rights of existing tenants of the Building to place installations on the roof of the Building, so long as Tenant leases at least one and one-half (1.5) floors in the Building, Tenant shall have the right to install on the roof of the Building a satellite dish for Tenant’s personal use (i.e., only Captaris, Inc., and its Permitted Assignees shall have the rights hereunder) and the right to run connecting lines or cables thereto from the Premises (such satellite dish and such connecting lines and related equipment herein referred to collectively as the “Equipment”). Tenant shall not penetrate the roof in connection with any installation or reinstallation of the Equipment without Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion. The plans and specifications for all the Equipment (including any subsequent modifications thereof) shall be delivered by Tenant to Landlord for Landlord’s review and approval. Such plans and specifications, including, without limitation, the location of the Equipment, shall be approved by Landlord in writing prior to any installation or modification. Tenant shall be responsible for any damage and restoration to the roof, conduit systems or other portions of the Building or the Building systems (each of which shall be restored to their original condition) as a result of Tenant’s installation, maintenance and/or removal of the Equipment. Tenant shall not take any action with respect to the installation, connection, screening, operation, maintenance, repair or removal of the Equipment that would affect any roof or other warranty rights of Landlord.

Section 21.2    Compliance with Laws; Taxes.    Tenant, at Tenant’s sole cost and expense, shall comply with all laws and regulations regarding the installation, connection, screening, operation, maintenance, repair and removal of the Equipment and shall be solely responsible for obtaining and maintaining in force all permits, licenses and approvals necessary for such operations. Tenant shall be responsible for and promptly shall pay all taxes, assessments, charges, fees and other governmental impositions levied or assessed on the Equipment or based on the operation thereof.

Section 21.3    Non-interference with other Equipment.    Operation of the Equipment shall not interfere in any manner with equipment systems (including roof top installations) or utility systems of other tenants of the Project, including without limitation, telephones, dictation equipment, lighting, heat and air conditioning, computers, electrical systems and elevators. Prior to installing the Equipment, Tenant shall be responsible for insuring that such equipment does not interfere with the systems or equipment of other tenants. If operation of the Equipment causes such interference, as determined by Landlord in Landlord’s reasonable discretion, Tenant immediately shall suspend operation of the Equipment until Tenant eliminates such interference.

Section 21.4    Maintenance and Repair.    Tenant shall maintain the Equipment in good condition and repair, at Tenant’s sole cost and expense. All maintenance which requires access to the roof of the Building shall be coordinated with Landlord in advance. In the event that Tenant fails to repair and maintain the Equipment in accordance with this Lease, Landlord may, but shall not be obligated to, make any such repairs or perform any maintenance to the Equipment and Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith, plus a reasonable administrative fee.

Section 21.5    Indemnity.    Tenant shall hold Landlord harmless from and against any and all claims and damages related to the Equipment or installation, connection, use, maintenance, repair and removal of the same as if the Equipment were located wholly within the Premises. Tenant shall provide evidence satisfactory to Landlord that Tenant’s property and liability insurance policies required under this Lease include coverage for the Equipment and any claim, loss, damage, or liability relating to the Equipment.

Section 21.6    No Responsibility for Landlord.    Landlord shall have no responsibility or liability whatsoever relating to (i) maintenance or repair of the Equipment, (ii) damage to the Equipment; (iii) damage to persons or property relating to the Equipment or the operation thereof; or (iv) interference with use of the Equipment arising out of utility interruption or any other cause, except for injury to persons or damage to property caused solely by the acts of Landlord, its employees, agents or contractors. In no event shall Landlord be responsible for consequential damages. Upon installation of the Equipment, Tenant shall accept the area where the Equipment is located in its “AS IS” condition. Tenant acknowledges that the roof location of the Equipment is suitable for Tenant’s needs, and acknowledges that Landlord shall have no obligation whatsoever to improve, maintain or repair the area in which the Equipment will be installed.

Section 21.7    Removal of Equipment.    Tenant shall, at Tenant’s sole cost and expense, remove such portions of, or all of, the Equipment as Landlord may designate upon the expiration or sooner termination of the Lease, and restore the affected areas to their condition prior to installation of the Equipment. If Tenant fails to so remove the Equipment, Landlord reserves the right to do so, and the expense of the same shall be immediately due and payable from Tenant to Landlord as Additional Rent, together with interest and late charges as provided in this Lease, plus a reasonable administrative fee.

ARTICLE 22.    GENERATOR

Section 22.1    Right to Install and Use Generator.    Subject to the terms and conditions of this Section, Tenant shall have the right to install, connect to, and use, a generator (the “Generator”) solely for the purpose of providing emergency electrical capacity to the Premises. Any work required in connection with the installation, connection, maintenance, repair and removal of the Generator shall be performed by contractors approved by Landlord, which approval shall not be unreasonably withheld or delayed. The Generator shall be located on the roof of the Building.

Section 22.2    Approvals.    Tenant shall be solely responsible for obtaining any necessary governmental and regulatory approvals required in order for Tenant to install, connect to and use the Generator.

Section 22.3    Taxes.    Tenant shall pay any applicable taxes on the Generator.

Section 22.4    Maintenance and Repair.    Landlord shall have no responsibility or liability whatsoever relating to (i) maintenance or repair of the Generator, (ii) damage to the Generator; (iii) damage to persons or property relating to the Generator or the operation thereof; or (iv) interference with use of the Generator arising out of utility interruption or any other cause, except for injury to persons or damage to property caused solely by the acts of Landlord, its employees, agents or contractors. In no event shall Landlord be responsible for consequential damages. Upon installation of the Generator, Tenant shall accept the area where the Generator is located in its “AS IS” condition. Tenant acknowledges that Landlord shall have no obligation whatsoever to improve, maintain or repair the area in which the Generator will be installed. All maintenance, repair, or installation work with respect to the Generator shall be coordinated with and approved by Landlord in advance.

Section 22.5    No Liability; Indemnity.    Tenant hereby agrees that Tenant’s installation of, and connection to, and use, maintenance, repair and removal of the Generator is at Tenant’s sole risk, and Tenant hereby agrees that Landlord and the Landlord Parties shall not be liable for, and Tenant hereby waives, all claims for loss or damage to Tenant’s business or damage to person or property sustained by Tenant or any person claiming by, through or under Tenant, including its employees, agents and contractors, resulting from Tenant’s installation, use, maintenance, repair and removal of the Generator or connection to same, the failure of the Generator to operate properly, or the interruption or cessation of electrical service from the Generator. Tenant hereby agrees to defend, indemnify and hold Landlord and the Landlord Parties harmless from all liability, losses, claims, penalties, and expenses, including, without limitation, reasonable attorneys’ fees, resulting from or arising out of Tenant’s installation of, connection to, and use, maintenance, repair and removal of the Generator.

Section 22.6    Removal.    Tenant shall, at Tenant’s sole cost and expense, remove such portions of, or all of, the Generator (including connections and cabling) as Landlord may designate upon the expiration or sooner termination of the Lease, and restore the affected areas (including any affected portions of the shell and/or core of the Building) to their condition prior to installation of the Generator.

ARTICLE 23.    MISCELLANEOUS

Section 23.1    Headings.    The headings used in this Lease are for convenience only. They shall not be construed to limit or to extend the meaning of any part of this Lease.

Section 23.2    Amendments.  Any amendments or additions to this Lease shall be in writing by the parties hereto, and neither Tenant nor Landlord shall be bound by any verbal or implied agreements.

Section 23.3    Time of the Essence.  Time is expressly declared to be of the essence of this Lease.

Section 23.4    Entire Agreement.  This Lease contains the entire agreement of the parties hereto with respect to the matters covered hereby, and no other agreement, statement or promise made by any party hereto, or to any employee, officer or agent of any party hereto, which is not contained herein, shall be binding or valid.

Section 23.5    Language.  The words “Landlord” and “Tenant”, when used herein, shall be applicable to one (1) or more persons, as the case may be, and the singular shall include the plural and the neuter shall include the masculine and feminine, and if there be more than one (1) the obligations hereof shall be joint and several. The word “persons” whenever used shall include individuals, firms, associations and corporations and any other legal entity, as applicable. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning, and shall not be construed strictly for or against Landlord or Tenant.

Section 23.6    Invalidity.  If any provision of this Lease shall be deemed to be invalid, void or illegal, it shall in no way affect, impair or invalidate any other provision hereof.

Section 23.7    Late Charges.  Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is difficult to determine, but include, without limitation, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any mortgage or deed of trust covering the Premises. If Tenant shall fail to pay any installment of Rent or other sum due hereunder as and when due, and such failure shall continue for a period of three (3) business days after notice of such failure is given by Landlord to Tenant, then Tenant shall pay to Landlord as Additional Rent and as a reasonable estimate of the costs to Landlord, a late charge equal to two percent (2%) of each installment or the sum of One Hundred Dollars ($100.00) per month, whichever is greater. A Fifty Dollar ($50.00) charge will be paid by the Tenant to the Landlord for each returned check. In the event Landlord pays any sum or expense on behalf of Tenant which Tenant is obligated to pay hereunder, or in the event Landlord expends any other sum or incurs any expense, or Tenant fails to pay any sum due hereunder, Landlord shall be entitled to receive interest upon that sum at the rate of twelve percent (12%) per annum until paid.

Section 23.8    Relocation.  Intentionally deleted.

Section 23.9    Computation of Time.  The word “day” means “calendar day” herein, and the computation of time shall include all Saturdays, Sundays and holidays for purposes of determining time periods specified herein. The term “business day” herein means a day on which Tenant is open for business, but excludes in any event, all Saturdays, Sundays and nationally recognized holidays.

Section 23.10    Applicable Law.  This Lease shall be interpreted and construed under and pursuant to the laws of the State of Washington.

Section 23.11    Attorneys’ Fees.  In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease or in the event suit is brought for the recovery of any Rent or other sums due to either Landlord or Tenant under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord, and/or eviction of Tenant during the Term of this Lease or after the expiration thereof, or in connection with any bankruptcy or reorganization proceeding involving either Landlord or Tenant, the prevailing party will be entitled to a reasonable sum for attorneys’ fees, witness fees, and other court costs, both at trial and on appeal.

Section 23.12    Termination.  Upon the termination of this Lease by expiration of time or otherwise, the rights of Tenant and all persons claiming under Tenant in and to the Premises shall cease.

Section 23.13    Broker’s Commission.  Landlord and Tenant each represent to the other that neither is represented by any broker, agent or finder with respect to this Lease in any manner, except the Broker(s) set forth in Section 23.13 of the Lease Summary. The commission due to the Broker(s) shall be paid by Landlord pursuant to a separate agreement. Each party agrees to indemnify and hold the other party harmless from and against any and all liability, costs, damages, causes of action or other proceedings instituted by any broker, agent or finder, licensed or otherwise, claiming through, under or by reason of the conduct of the indemnifying party in any manner whatsoever in connection with this Lease.

Section 23.14  Signs or Advertising.  The Tenant will not inscribe any inscription or post, place, or in any manner display any sign, notice, picture or poster or any advertising matter whatsoever, anywhere in or about the Premises or Building which can be seen from outside the Premises, without first obtaining Landlord’s written approval thereof including, without limitation, approval of the size, color, and electrical load (if any). Any approval so obtained from Landlord shall be with the understanding and agreement that Tenant will (1) install any such item using Landlord’s approved contractor, (2) be solely responsible for the maintenance, repair and replacement of such item, and (3) remove these items within ten (10) days after the termination of the Lease Term and repair and restore any damage or injury to the Premises or the Building caused either by the installation or removal of the item. Landlord will install and maintain a directory of tenants in the principal lobby entrances of the Building, and Landlord may, as it may determine from time to time, publish or advertise the tenancy list of Landlord’s Building. Tenant may, at its sole cost and expense, install one sign on the exterior signage monument for the Building. The sign, including design, specifications, location and manner of attachment and/or placement, shall be subject to Landlord’s prior review and approval and shall comply with all applicable codes and governmental requirements. Tenant shall be solely responsible for all costs and expenses relating to the sign, including but not limited to the installation, maintenance, and removal of Tenant’s signage, whether during the term of the Lease or upon an earlier termination of the Lease or Tenant’s vacation of its Premises (for whatever reason). Tenant shall be responsible for all costs of restoration with respect to the signage as part of its obligation hereunder. Tenant’s signage rights hereunder are personal to Tenant and may not be transferred, assigned, exercised, voluntarily or involuntarily, by or to any party or entity other than Tenant or a Permitted Assignee. In addition, Tenant shall pay its pro rata share of the costs of maintaining and repairing the monument sign as Additional Rent. Tenant shall not use photographs, drawings, or other renderings of the Building, the Building logo or tradename, or any other proprietary name, mark or symbol of Landlord without first obtaining Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion.

Section 23.15    Transfer of Landlord’s Interest.  In the event Landlord transfers its reversionary interest in the Premises or its rights under this Lease, other than a transfer for security purposes only, and provided that such transferee assumes by a written instrument all of Landlords obligations under this Lease arising following the transfer (including the obligation to return the cash or Letter of Credit security deposit), Landlord shall be relieved of all obligations occurring hereunder after the effective date of such transfer. Landlord agrees to provide Tenant with a copy of the written assumption agreement referenced in the preceding sentence.

Section 23.16    Counterparts.  This Agreement may be executed by the parties in counterparts, and each counterpart Agreement shall be deemed to be an original hereof.

Section 23.17    Quiet Enjoyment.  Subject to the provisions of this Lease and conditioned upon performance of all of the provisions to be performed by Tenant hereunder, Landlord shall secure to Tenant during the Lease Term the quiet and peaceful possession of the Premises and all rights and privileges appertaining thereto.

Section 23.18    Authority.  Each party hereto warrants that it has the authority to enter into this Agreement and that the signatories hereto have the authority to bind Landlord and Tenant, respectively.

Section 23.19    Name of Building.  In the event Landlord chooses to change the name of the Building, Tenant agrees that such change shall not affect in any way its obligations under this Lease, and that, except for the name change, all terms and conditions of this Lease shall remain in full force and effect. Tenant agrees further that such name change shall not require a formal amendment to this Lease, but shall be effective upon Tenant’s receipt of written notification from Landlord of said change. Provided that Tenant still occupies at least one and one-half floors of the Premises, Landlord agrees not to name the Building after a “Direct Competitor” of Tenant. A Direct Competitor of Tenant shall mean Esker, Inc., Fenestrae, Inc., Avaya, Inc., Cisco Systems, Inc., and Nortel Networks Limited (which may be updated by Tenant annually but shall not apply to leases which exist as of the date of such update). This restriction shall not be transferable by Tenant except to a Permitted Assignee.

Section 23.20    Rules and Regulations.  Tenant agrees to abide by and adhere to any rules and regulations for the Building, and all amendments thereto, which may be promulgated from time to time by Landlord which do not materially change the provisions of this Lease. The rules and regulations currently in effect upon the date of execution of this Lease are set forth as Exhibit D attached hereto.

Section 23.21    Agency Disclosure.  At the signing of this Lease, the Leasing Representative(s) identified in the Lease Summary represented the party noted therein. Each party signing this document confirms that prior oral and/or written disclosure of agency was provided to him/her in this transaction (as required by WAC 308-124D-040).

Section 23.22    Lease Summary, Addendum and Exhibits.  The Lease Summary, set forth in the opening pages of the Lease, as well as any Addenda and Exhibits to this Lease are hereby incorporated herein by reference.

Section 23.23    Survival.  Those provisions of this Lease which, in order to be given full effect, require performance by either Landlord or Tenant following the termination of this Lease shall survive the Termination Date.

Section 23.24    Parking.  During the term of the Lease, Landlord shall make available to Tenant the number of vehicle parking passes specified in the Lease Summary. Tenant may elect to vary the number of vehicle parking passes used by Tenant from time to time during the Lease Term, provided, that Tenant shall give Landlord not less than thirty (30) days prior notice of any change in the number of vehicle parking passes Tenant desires to use, and, provided, further, that Tenant shall not be entitled to more than the number of vehicle parking passes specified in the Lease Summary. Tenant shall not be required to pay for any vehicle parking passes Tenant has elected not to use. The parking passes shall entitled Tenant and its visitors to the use of an equal number of unreserved and undesignated standard sized parking spaces (a portion of which may consist of compact parking spaces) within the parking areas utilized by Landlord for tenant and visitor parking. All unreserved parking spaces shall be on a first-

come, first-served basis in common with other tenants of, and visitors to, the Project in parking spaces provided by Landlord from time to time. Each automobile shall, at Landlord’s option from time to time, bear a permanently or temporarily affixed and visible identification sticker or tag to be provided by Landlord and, if such sticker or tag is provided, Tenant shall only be entitled to an amount equivalent to the number of parking passes allocated to Tenant. Tenant shall pay Landlord (or Landlord’s parking operator if Landlord so requests) monthly rent for each vehicle parking pass provided hereunder at the monthly parking rates set forth in the Lease Summary and otherwise at such rates as are established from time to time by Landlord or Landlord’s parking operator. Tenant’s parking rights shall be subject to the terms and conditions of the Parking Agreement attached hereto as Exhibit H. If a parking administration program is implemented by Landlord, such program may include, without limitation, designating parking spaces for the exclusive use by Tenant or other tenants, implementing a card key access system, and/or requiring identification tags on all vehicles. Landlord may require all visitors, clients and/or customers (collectively, the “Visitors”) to park only in areas designated by Landlord from time to time as being for the use of such Visitors. Further, parking for Visitors is subject to the payment of parking fees at rates set and to be set from time to time by Landlord in its sole discretion, which will be posted in the parking areas. Tenant acknowledges that Landlord is required to comply with the Transportation Management Program imposed with respect to the Building and Project by the City of Bellevue pursuant to Bellevue City Code (“BCC”) Section 14.60.080. Tenant agrees to comply with the provisions of the BCC which are applicable to Tenant and Tenant’s employees including, without limitation, providing financial incentives under BCC Section 14.60.070.F.5 and satisfying the guaranteed ride home requirements of BCC Section 14.60.070.F.6. In addition, Tenant shall cooperate with Landlord in conducting the survey required under BCC Section 14.60.080.D and in the preparation of the Evaluation Report required under BCC Section 14.60.080.E.

IN WITNESS WHEREOF, this Lease Agreement is executed on the day and year first written above.

TENANT:	CAPTARIS, INC., a Washington corporation

	By:	/s/ DAVID P. ANASTASI
	Its:	President and CEO

LANDLORD:	BTC SEATTLE LLC, a Delaware limited liability company
	By:	Bentall Capital (U.S.), Inc. a California corporation, its Authorized Agent

	By:	/s/ GARY J. CARPENTER
Gary J. Carpenter Executive Vice President

	By:	/s/ LISA C. ROWE
Lisa C. Rowe Vice President/Leasing

TENANT ACKNOWLEDGEMENT

STATE OF WASHINGTON    )
                                                  )    ss.
COUNTY OF KING                )

I certify that I know or have satisfactory evidence that the person appearing before me and making this acknowledgement is the person whose true signature appears on this document.

On this 15th day of August, 2002, before me personally appeared David Anastasi, to me known to be the CEO of CAPTARIS, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument and that the seal affixed, if any is the corporate seal of said corporation.

WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ CAROLYN J. BERSCH
NOTARY PUBLIC in and for the State of Washington residing at Seattle, Washington
My commission expires: 2/29/04 Print Name: Carolyn J. Bersch

LANDLORD’S ACKNOWLEDGEMENT

STATE OF WASHINGTON        )
                                                      )    ss.
COUNTY OF KING                    )

I certify that I know or have satisfactory evidence that the persons appearing before me and making this acknowledgment are the persons whose true signatures appear on this document.

On this 20th day of August, 2002, before me personally appeared Gary Carpenter and Lisa C. Rowe, to me known to be the Executive Vice President and Vice President/Leasing, respectively, of Bentall Capital (U.S.), Inc., the authorized agent of BTC SEATTLE LLC, a Delaware limited liability company, the company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.

WITNESS my hand and official seal hereto affixed the day and year first above written.

/s/ Kandis A. Richardson
[NOTARY PUBLIC SEAL]	Notary Public in and for the State of Washington, residing at Seatac, Washington
My commission expires: 1/21/03
Kandis A. Richardson
[Type or Print Notary Name]

(Use This Space for Notarial Seal Stamp)

EXHIBIT A
TENANT FLOOR PLAN

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EXHIBIT B
LEGAL DESCRIPTION

The Summit Bldgs. A & B
Parcel “C”

Lots 6, 7 and a portion of Lots 3 and 8, Greene’s Bellevue Addition according to the plat thereof recorded in volume 42 of plats, page 37; And Lots 3, 4 and 5 and a portion of Lots 2, 6 and 8, Greene’s Bellevue Addition Division No. 2 according to the plat thereof recorded in volume 48 of plats, page 12; And a portion of Lots 4, 5 and 6, Summit Ridge, according to the plat thereof recorded in volume 47 of plats, page 17 and a portion of vacated 109th Place N.E., by Ord. No. 3285, recorded under recording Nos. 8404170227 and 8408080792; Together with vacated N.E. 3rd Place per City of Bellevue resolution No. 6466, Declaration of Vacation as recorded under recording No. 2001 010 2001517; EXCEPT those portions conveyed to the City of Bellevue for roads by deeds recorded under recording Nos. 8404170228 and 8404170231; More particularly described as follows; Commencing at the Southwest corner of Lot 7, of said Greene’s Bellevue Addition Division No. 2; Thence South 88° 06’ 06” East along the South line thereof 4.00 feet to the East line of said road dedication; Thence continuing South 88° 06’ 06” East on the South lines of said Lot 7 and 8 a distance of 175.71 feet to the TRUE POINT OF BEGINNING;
Thence continuing South 88° 06’ 06” East, 149.99 feet; Thence South 01° 53’ 54” West, 14.99 feet to a point on the North line of Lot 1 of said Greene’s Bellevue Addition Division No. 2; Thence South 88° 06’ 06” East along the North line thereof 70.78 feet to a point on the East line of said Greene’s Bellevue Addition Division No. 2; Thence North 00° 28’ 33” West along said East line 3.53 feet; Thence South 88° 06’ 06” East, 196.03 feet to a point being 36.50 feet Westerly of, as measured at right angles to the proposed centerline of 110th Ave. N.E., as shown on the proposed right of way plans of 110th Avenue N.E. extension dated January 2000, on file with the City of Bellevue, Survey Section; Thence concentric with said centerline Northerly along a non-tangent curve to the left, the radial center of which bears North 81° 25’ 32” West, having a radius of 1291.50 feet, through a included angle of 2° 57’ 47”, for an arc distance of 66.79 feet to the North margin of N.E. 3rd Place; Thence Southeasterly along said margin and a non-tangent curve to the right the radial center of which bears South 41° 40’ 38” West, having a radius of 40.00 through a included angle of 11° 32’ 20”, for an arc distance of 8.06 feet; Thence South 88° 06’ 06” East along said margin 6.01 feet to a point being 24.50 feet Westerly of, as measured at right angles to the said proposed centerline of 110th Ave. N.E.; Thence concentric with said centerline Northerly along a non-tangent curve to the left, the radial center of which bears North 84° 10’11” West, having a radius of 1303.50 feet, through a included angle of 0 54’ 29”, for an arc distance of 20.66 feet; Thence Northerly along a non-tangent curve to the left, the radial center of which bears North 88° 40’ 26” West, having a radius of 1274.50 feet, through a included angle of 6° 34’ 10”, for an arc distance of 146.13 feet to a point of compound curvature of a 34.50 feet radius curve to the left, thence Northwesterly along the curve through a included angle of 45° 07’ 04”, for an arc distance of 27.17 feet to a point on the East line of said Lot 7; Thence North 00° 05’ 06” East on said East line 7.17 feet to a point on the South margin of NE 4th Street; Thence North 88° 06’ 06” West on said margin 412.41 feet to a point that bears North 01 54’ 06” East, 245.80 feet from the point of beginning; Thence South 01 54’ 06” West, 245.80 feet to the POINT OF BEGINNING. Situate in the City of Bellevue, County of King, State of Washington.

Summit Ridge

Parcel “B”

Lots 1 and 2 and a portion of Lot 3, Greene’s Bellevue Addition Division according to the plat thereof recorded in volume 42 of plats, page 37; And Lot 7 and a portion of Lots 6 and 8, Greene’s Bellevue Addition Division No. 2 according to the plat thereof recorded in volume 48 of plats, page 12; EXCEPT

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those portions conveyed to the City of Bellevue for roads by deeds recorded under recording Nos. 8404170228 and 8404170231;

More particularly described as follows;

Commencing at the Southwest corner of said Lot 7, Greene’s Bellevue Addition Division No. 2; Thence South 88° 06’ 06” East along the South line thereof 4.00 feet to the East line of said road dedication and the TRUE POINT OF BEGINNING; Thence continuing South 88°06’06” East on the South line of said Lot 7 a distance of 175.71 feet; Thence North 01° 54’ 06” East, 245.80 feet to a point on the South margin of NE 4th Street; Thence North 88° 06’ 06” West 14.75 feet; Thence along a tangent curve to the right, the radial center of which bears North 01°53’54” East, having a radius of 2904.79 feet, through an included angle of 02° 41’ 31”, for an arc distance of 136.48 feet; Thence along a reverse curve to the left, the radial center of which bears South 04° 35’ 25” West, having a radius of 30.00 feet, through an included angle of 94° 29’ 24”, for an arc distance of 49.47 feet; Thence South 00°06’01” West, 218.21 feet to the POINT OF BEGINNING.

Situate in the City of Bellevue, County of King, State of Washington.

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EXHIBIT C
TO
THE SUMMIT OFFICE LEASE AGREEMENT

CAPTARIS, INC.

WORKLETTER

A.    Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the “Lease”) covering certain premises (the “Premises”) more particularly described in the Lease.

B.    In order to induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Work Letter Agreement may apply thereto) and in consideration of the mutual covenants herein after contained, Landlord and Tenant hereby agree:

1.    Defined Terms.  Unless otherwise defined in this Work Letter Agreement, all capitalized terms used herein shall have the same meaning as they are given in the Lease.

2.    Building Shell.   Landlord shall, at its sole expense, construct the Building shell (the “Landlord’s Work”) substantially in accordance with the Building Standard Specifications attached hereto as Exhibit “C-1” (the “Building Shell Improvements”) and include a list of the plans of Landlord’s architect (the “Building Shell Plans”), copies of which have been delivered to and approved by Tenant prior to the execution of this Lease. Tenant’s approval of Building Shell Plans shall not: (i) constitute an opinion or agreement by Tenant that the plans and drawings comply with all applicable laws, regulations and ordinances (it being agreed that such compliance is solely Landlord’s responsibility without cost to Tenant); (ii) impose any present or future liability on Tenant; or (iii) constitute a waiver of any of Tenant’s rights hereunder or impose additional obligations on Tenant. Except for the Building Shell Improvements, all work, improvements, finishes and/or equipment required by Tenant for the Premises shall be considered Tenant Improvements. Landlord’s Work shall be constructed in accordance with all building codes and environmental requirements in place at the time Landlord’s permits for Landlord’s Work are issued.

3.    Final Space Plan.  Landlord and Tenant have agreed upon a final space plan prepared by JPC Architects dated August 6, 2002 with respect to the 3rd and 4th floors and August 2, 2002 with respect to the 5th floor (collectively, the “Final Space Plan”) for the tenant improvements to be constructed in the Premises. The Final Space Plan shows the location of demising walls, partitions, doors, electrical devices, communication devices and indicates the improvements to be done in Premises pursuant to this Work Letter Agreement (which improvements are hereafter referred to as the “Tenant Improvements”). All Tenant Improvements shall conform to Landlord’s Tenant Improvement Building Standards and Tenant Improvement Product Information dated January 2002 (the “Tenant Improvement Standards”), copies of which have been provided to Tenant.

4.    Work Schedule.

(a)    Landlord and Tenant hereby agree to work together in a cooperative manner so as to complete the construction of the Building Shell Improvements and the Tenant Improvements in accordance with the schedule (the “Work Schedule”) attached hereto as Exhibit C-2. The parties agree

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that following the Work Schedule is critical to the completion of the Tenant Improvements by the substantial completion date set forth in the Work Schedule.

(b)    It is agreed that the above Work Schedule may be modified at various times as the work progresses but only upon mutual agreement between the Landlord and Tenant.

5.    Construction Documents.

(a)    Landlord shall cause its architects and engineers to prepare the Permit Documents (the “Permit Documents”) detailing the complete scope of the Tenant Improvements (the “Work”) based on the approved Final Space Plan. The Permit Documents shall include architectural, structural, plumbing, mechanical, electrical, and fire protection drawings and other documents as required to submit a complete building permit application for construction of the Tenant Improvements. Tenant and Landlord shall approve Permit Documents in accordance with the Work Schedule, such approval not to be unreasonably withheld, unreasonably conditioned or delayed.

(b)    Upon Landlord and Tenant approval of the Permit Documents, Landlord shall cause its architects and engineers to prepare the construction drawings and specifications (the “Construction Documents”) detailing the complete scope of the Work based on the approved Permit Documents. The Construction Documents shall include architectural, structural, plumbing, mechanical, electrical, and fire protection drawings as required for construction of the Tenant Improvements.

(c)    Tenant and Landlord shall approve Construction Documents within the time period specified in the Work Schedule, such approval not to be unreasonably withheld, unreasonably conditioned or delayed. After final approval, no further changes may be made to the Construction Documents without the prior written approval of Tenant and Landlord, which approval may be withheld by Landlord or Tenant if such changes will result in a delay in completion except to the extent such changes are mandated by a governmental agency. Additional revisions requested by the Tenant resulting in additional costs shall be the sole responsibility of the Tenant. Approval of Construction Documents shall be considered final authorization to proceed.

(d)    Landlord shall cause Permit Documents to be submitted to the City of Bellevue for plan review and building permit. Revisions which may be required by governmental agencies as a result of the plan review process shall be reviewed by Tenant and Landlord and modifications reflecting same shall be mutually agreed upon in a timely manner so as not to delay progress of the Work. Upon mutual agreement of any modifications required by the City of Bellevue, Landlord shall cause its architects and engineers to incorporate said modifications into the Permit Documents which shall then be re-submitted to the City by Landlord. The final work schedule and Substantial Completion date shall be extended as required to reflect time lost, if any, to incorporate any such revisions.

6.    Construction of Tenant Improvements.

(a)    Permit; Construction Contract; Work Schedule. Following the mutual approval of the Construction Documents, Landlord shall enter into a construction contract with Sellen Construction (“Contractor”) for the installation of Tenant Improvements in accordance with the Construction Documents. Landlord shall supervise the completion of the Work and shall use its reasonable best efforts to secure completion of the Work by the date set forth in the Work Schedule (subject to any delays caused by force majuere or any Tenant Delays described in Section 9(b) below). Landlord represents and warrants that all portions of the Landlord’s Work and Tenant Improvements shall be constructed with new materials. Landlord will supervise the contractors performing the Tenant Improvements, and verify that all work is performed substantially in accordance with the Construction Documents.

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(b)    Tenant’s Access.  Provided that Tenant does not cause any interruption or delay to Landlord’s Work or Tenant Improvements and with prior coordination with Landlord and the Contractor, Tenant and its agents, contractors and architects shall have the right, without charge, to access areas of the parking garage, loading docks, elevators, the Premises and electrical/mechanical systems and other facilities of the Building during the construction of the Landlord’s Work and the Tenant Improvements for purposes of inspecting the Landlord’s Work and Tenant Improvements, taking measurements, making plans for voice and data systems, and doing such other work as may be necessary without being deemed to have taken possession. In addition, Tenant shall have the right (subject to coordination with Landlord and the contractor and without causing delay, but at least thirty (30) days in advance) to install personal property, equipment, and voice and data systems in the Premises prior to Substantial Completion of the Tenant Improvements.

(c)    Punch List.  Prior to Tenant installing any personal property, equipment, and voice and data systems in the Premises, Landlord, Tenant, TI Architect, Architect, and General Contractor shall perform a walk through of the Premises to inspect the Landlord’s Work and Tenant Improvements completed to date and shall prepare a “punch-list” specifying any items which need to be completed and/or corrected (the “Punch List”). The Punch List shall be developed after a systems demonstration and inspection of the Premises by Landlord and Tenant. Immediately prior to Substantial Completion (and prior to Tenant taking occupancy), the same parties shall perform a second inspection for the purpose of updating the Punch List to add to it items which need to be completed and/or corrected which relate to portions of the Work which were not yet completed when the initial Punch List was prepared. Landlord shall promptly cause all items on the Punch List to be completed and/or corrected. Within ten (10) days after completion of all of the Punch List work, a final inspection shall be made of the Punch List items to determine whether such items have been completed.

7.    Payment for Tenant Improvements.

(a)    Landlord shall pay for the construction of the portion of the Tenant Improvements outlined in the JPC Work Letter dated June 25, 2002 (a copy of which is attached hereto as Exhibit C-3), including Landlord’s design costs, architectural fees and costs, construction costs, and Washington State sales tax or other applicable taxes, but specifically excluding Tenant’s furniture, fixtures and equipment (including cabling and Tenant security systems) and any additional items which are not shown in the JPC Work Letter, all of which shall be at Tenant’s cost (but payable from the “Landlord Allowance” defined below). Any increased costs incurred by Landlord for the installation of the Tenant Improvements which result from Tenant requested changes to or variations from the Final Space Plan and the JPC Work Letter shall be at the sole cost and expense of Tenant and shall be paid by Tenant to Landlord upon demand.

(b)    Landlord Allowance. Landlord shall provide Tenant a cash allowance of $10.00 per useable square foot for Tenant’s moving, cabling and new furniture expenses. The Landlord Allowance shall be paid by Landlord to Tenant upon the Lease Commencement Date.

8.    Additional Work.

(a)    Any changes to the Tenant Improvements shown in the Final Space Plan requested by the Tenant (“Additional Work”) shall be subject to Landlord’s prior approval and shall, upon approval by Landlord, be incorporated into the Construction Documents by Landlord’s architect. Thereafter, Landlord shall submit to Tenant a written cost estimate of the Additional Work, including costs associated with: (i) construction of the Additional Work; (ii) required permits, governmental fees, and inspections; (iii) Washington State sales tax; (iv) as-built record documentation; and (v) delay of the Work Schedule. Upon written approval thereof by Tenant, Landlord shall authorize the Contractor, and/or vendor to proceed with

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the Additional Work, and to submit actual costs by Change Order to the construction contract. Failure by Tenant to approve the cost estimate or Work Schedule within (5) days receipt thereof shall be deemed a withdrawal of request and Contractor shall proceed with the Work as defined in the Lease. Under no circumstances shall the Commencement Date change as a result of Tenant’s Additional Work. The cost of the Additional Work shall be paid by Tenant.

(b)    Tenant shall pay to Landlord a fee for overhead and coordination of the Additional Work equal to three percent (3%) of the gross value of the Additional Work.

(c)    All Additional Work referred to herein above shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, unreasonably conditioned or delayed.

9.    Substantial Completion.

(a)    Definition of Substantial Completion.  Subject to the provisions of subsection 9(b) below, the terms “Substantial Completion,” “Substantially Complete” and words of similar import as used herein, shall mean the availability of the Premises for uninterrupted use and occupancy by Tenant and the following shall have occurred: (a) Landlord’s Work and the Tenant Improvements shall have been completed, except for minor or insubstantial details of construction, mechanical adjustments or finishing touch-up (“punchlist items”), and shall have been inspected and approved by the appropriate authorities and a temporary certificate of occupancy has been issued; (b) mechanical, plumbing, electrical, conveying and sprinkler systems shall have been completed such that the appropriate services to be rendered by such systems can be and are being supplied and such systems are fully operational; and (c) the entrance, lobby, elevators and hallways of the Building shall have been completed so that Tenant, its employees, agents and invitees have ready access to the Premises and the means of ingress and egress are not interfered with by any scaffolding, building materials, or other articles.

(b)    Tenant Delay.  Notwithstanding the provisions of Paragraph 9(a) above, if there is a delay in Substantial Completion as a result of:

i)    Tenant’s failure to approve any item or to perform any other obligation by the date specified in this Work Letter; provided, however, notwithstanding that the Space Plan was to be approved by June 17, 2002, or that this Lease was to be executed by August 2, 2002, the parties agree that the Space Plan approval (which has occurred) and the Lease execution have not delayed Substantial Completion despite the fact they those items occurred after the dates set forth in the Work Schedule;

ii)    Tenant’s request for Additional Work (whether or not agreeable to Landlord) to the extent such delay is agreed upon by Tenant after notice from Landlord of the extent of the anticipated delay, which notice shall be given after Tenant requests any Additional Work; or

iii)    Upgrades or modifications to the initial Building Shell Improvements either requested by Tenant or required in connection with the construction of the Tenant Improvements provided that Tenant approved the upgrades or modifications after receiving notice of the anticipated delay as a result thereof.

Such a delay (defined as a “Tenant Delay”) shall cause the Commencement Date to accelerate by the number of days delayed from the date the Commencement Date would otherwise have occurred, but in no event prior to February 1, 2003.

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10.    ADA Compliance.

(a)    Landlord represents and warrants that the parking facilities and all exterior improvements, walkways, doors, doorways, lobbies, elevators, toilet rooms and other common and public facilities designed by Landlord will comply with the Americans with Disabilities Act (ADA) and any state or local law of similar purpose in place at the time the Building shell and core and tenant improvements are permitted and shall defend, indemnify and hold Tenant harmless against any claim, cost or expense arising out of such warranty not being true. Promptly following written notice from Tenant, Landlord shall perform any remedial work required as a result of the foregoing warranty being untrue.

(b)    The Tenant shall determine, provide and be responsible for reasonable accommodation to persons with disabilities within the Premises in accordance with the Americans with Disabilities Act (ADA) Title I, “Employment”.

11.    Cooperation.  The parties agree to use their reasonable best efforts to cause each of their respective consultants, architects and/or engineers to cooperate with one another so that the Tenant Improvements are promptly, diligently and efficiently constructed in accordance with the Work Schedule.

12.    Project Team.  Landlord and Tenant agree that architectural, engineering, and construction services shall be provided by the following (the “Project Team”) for the Landlord’s Work and Tenant Improvements:

“Civil Engineer”	Penhallegon Associates Consulting Engineers, Inc.,Kirkland, Washington.
“Landscape Architect”	The Berger Partnership, Seattle, Washington.
“Electrical Engineer”	DW Close Company, Inc., Seattle, Washington.
“Electrical Subcontractor”	DW Close Company, Inc., Seattle, Washington.
“Fire Protection Subcontractor”	Patriot Fire Protection, Inc., Tacoma, Washington.
“General Contractor”	Sellen Construction Company, Seattle, Washington.
“Mechanical Engineer”	Encompass, Seattle, Washington.
“Mechanical Subcontractor”	Encompass, Seattle, Washington.
“Structural Engineer”	KPFF Consulting Engineers, Seattle, Washington.
“Architect”	JPC Architects

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EXHIBIT C-1
BUILDING STANDARD SPECIFICATIONS

The Summit
Building Shell Technical Data

Office Buildings

1.	STRUCTURE

•
Concrete moment-resistive frame with concrete shear walls, wide/shallow beams and post-tensioned slabs. Floors are trowel finished for normal office usage. Elevated concrete floors shall achieve an Ff rating of 25 per ACI 117-90 per section 4.5.6-4.5.7 of the “Standard Specification for Tolerances for Concrete Construction and Materials”.

•	Post-tensioned concrete roof slab with rigid insulation and torch-down roofing system.

•	Concrete system designed with low vibration characteristics (80 psf live load plus 20 psf partition load), with core shear walls in one direction

•	Floor to floor heights are 18’-8” between the First and Second Floors and 12’-8” between all other floors.

•	The building’s I-FR construction type and related fire resistive ratings are the highest standards defined in the Uniform Building Code.

2.	EXTERIOR

•	Architectural precast concrete panels.

•	High efficiency, gray tinted glazing set in a custom colored aluminum curtainwall, storefront and window system.

•	Building entry will be highlighted by a two story, full height, clear glass wall leading to the building lobby.

3.	ELEVATORS

•
450 fpm, 3500 lb. (4 for Building A and 6 for Building B) geared traction passenger elevators serving all office floors. One of the Building B elevators is for freight only and serves floors P-2 thru 13.

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350 fpm, 3500 lb. (2 for each building) geared traction passenger elevators serving all seven levels of parking garage and the first floor of office buildings. Tenants & visitors would transfer from the garage elevators to the office tower elevators on the first floor of the office buildings.

•	Custom cab interiors including polished stainless steel ceilings with down lights, wood and metal paneled walls, carpeted floors and stainless steel hoistway doors.

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4.	TENANT AREA AND LOBBIES

•	Perimeter walls will have R-11 batt insulation with vapor barrier and framing complete.

•	Interior Columns remain exposed for tenant improvement work.

•	Tenant side of core walls shall be taped and ready for finishes.

•	Main entry lobby and typical elevator lobbies shall receive upgraded finish packages.

•
Tenant areas shall be finished with suspended acoustical ceilings. Initial installation shall include main runners and 4 x 4 cross tees at a 9’-0” ceiling height. 2 x 4 acoustical tile (Second Look, Fine Fissured by Armstrong) and cross tees shall be stocked on the floor.

5.	RESTROOMS, JANITOR CLOSETS, STAIRWAYS AND BUILDING SUPPORT SYSTEM ROOMS

•
Restrooms include ceramic tile base & floor, full height ceramic tile on wet walls (other walls vinyl wallcovering), painted gypsum wallboard ceilings, sound insulation in the walls, gypsum board valances over counters and granite countertops. Toilet partitions will be of plastic laminate and ceiling hung.

•	Janitor Closets include sealed concrete floors, rubber base, painted gypsum wallboard walls and exposed ceilings.

•	Stairways include cast epoxy treads and landings, painted gypsum wallboard and/or concrete walls, painted steel stair structure and handrails and exposed ceilings.

•	Building Support System Rooms include concrete floors, fire-taped gypsum wallboard walls and exposed ceiling including sound insulation in the walls.

•	Water and waste stubs are provided on each floor at two locations for connection under the tenant improvements. Two drinking fountains are installed at each floor of the office towers.

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6.	ELECTRICAL

•
Main building service of 6,000 amps to Building A and 8,000 amps to Building B, 480 Y/277 volts/3 phase provides power at the rate of 17 watts per square foot of gross building area. Main service transformer is fed from two directions, i.e., north and south on 110th Avenue NE.

•
Electrical services (480 Y/277 volts/3 phase) are provided to tenant floors via isolated mechanical/lighting and convenience power busways. The separate busways effectively minimize electrical “noise” feedback from building elevators and HVAC equipment and provide “clean” convenience power.

•	The mechanical/lighting busway connects to a 400 amp, 480Y/277 volt panel on each floor providing 11.6 watts per square foot for mechanical equipment and 1.2 watts per square foot for lighting.

•
Each floor is also served by a 225 amp (Building A) or 400 amp (Building B), 208Y/120 volt/3 phase panel via transformation providing 3.5 watts per square foot of tenant convenience power (a maximum of 6.0 watts per square foot is available).

•
Standard lighting fixtures in tenant areas are 2’ x 4’, 3 lamp, 18 cell, 4” deep, parabolic louvered fixtures with translucent overlays, T-8 Octron SP 35 lamps and electronic ballasts. The fixtures conform to the Washington State non-residential energy code Section 1520 allowing for the unlimited usage of fixtures. Fixtures are stocked on the floors for installation under the tenant improvements at the rate of one fixture per 120 useable square feet.

•
Tenant area lighting & HVAC controls are quadrant zoned for after hours working convenience and are controlled via the building energy management system. Four zones of control per floor are provided under the building shell. One after hours over-ride control keypads will be provided on each floor.

•
Lighting in elevator lobbies will be via down lighting and perimeter coves. The restroom lighting is provided via fluorescent valances over counters supplemented with downlights; and in the stairways via wall mounted fluorescent fixtures at each landing.

•
Core area exit signs, pathway lighting, stairwell and restroom emergency lighting are powered by a 1250 KW, 480Y/277 volt, diesel generator. The generator will power only these items plus elevators and HVAC equipment as required by code for Buildings A & B and for the parking garage. A future tenant busway riser system route is provided allowing tenant access to the emergency power system and access to optional standby power at each floor via tenant installed transfer switches, busway and upgraded generator. Three additional roof pad locations have been included in the structural design to allow for the installation of tenant supplied back-up generators on Building B of up to 2MW each. Fuel is supplied to a manifold system on the roof from the building 10,000 gallon storage tank located on level P2.

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7.	TELEPHONE/DATA

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The communications infrastructure for The Summit campus will be as described in the attached “Building Broadband Infrastructure.” Demarc rooms are located at level P-3 of the parking garage. Current providers for this area of Bellevue are:

(4)	4” conduit—E.L.I.
(8)	4” conduit—Qwest
(2)	4” conduit—AT&T

Qwest punch down blocks are provided at each floor. Qwest, AT&T and E.L.I can provide fiber service to the building via a tenant requested SONET ring located through this project. An inter project raceway system is provided to all buildings to allow a tenant in multiple buildings to communicate via a tenant provided fiber optic communications link.

Vertically stacked telephone/data rooms are provided in each building with (8) 4” diameter sleeves and a 6” X 36” block-out through all floors to allow telephone/data infrastructure access. A communications grounding buss is provided at each telephone/data room backboard to minimize electrical interference.

8.	HVAC SYSTEM

•
Medium temperature variable volume fan terminal system utilizing a supply air system served by roof-top mounted air-conditioning units (two 242 ton units—Building A, two 280 ton units—Building B) complete with DX cooling, filters, VAV supply fans, economizer dampers and building relief fans. Total cooling density including the supplemental cooling towers is 359 sf per cooling ton in Building A and 373 sf per cooling ton in Building B.

•
The medium temperature (48 to 50 degrees) supply air system will supply conditioned air at a variable volume to the building via a medium velocity duct distribution system. As part of the building shell, one VAV box will be provided for approximately every 1,050 useable square feet in Building A and one per approximately every 930 useable square feet in building B. Low pressure ducts, diffusers, flex connections and additional VAV boxes shall be provided as tenant improvement items. Power is provided to the disconnects installed on the VAV units. Layout of the shell installed VAV’s and associated ductwork is per the shell Mechanical design. Additional VAV boxes and/or the relocation of shell VAV boxes as may be required per the tenant’s design requirements will be provided under tenant improvements.

•
Each zone will have a fan terminal unit. The VAV damper in the fan terminal unit precisely controls the quantity of primary cooling required to satisfy the zone. The fan runs continuously supplementing the primary cooling air with plenum air to maintain a constant volume of air supplied to the space. This creates a variable temperature/constant volume delivery system to the tenant area. Heat is included in all zones. When heat is required, the small fan in the fan terminal unit draws air from the plenum space and heats it up with an electrical heating coil. The heating coil cycles as required to maintain the space temperature.

•	Shell First Floor areas will be served by water-cooled horizontal heat pumps. Shell units will have DDC controls mounted at unit ready for installation under tenant improvements.

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•
Supplemental cooling for special areas and continuous loads for each building will be served by one 140-ton fluid cooler mounted on the roof of Building A and a 170-ton fluid cooler mounted on the roof of Building B. Installation of the fluid cooler will come complete with pumps and isolation bases. In addition, supply and return risers will be installed and valved at each floor for future connections undertenant improvements.

•	Building shell exhaust system is designed for an additional 1,000 CFM per floor of Tenant exhaust. Stubs are located at the stairwells for connection under tenant improvements.

•	Design Criteria:
—	Lighting and equipment load of 4.0 watts per square foot (2.8 watts/sq.ft. equipment plus 1.2 watts/sq.ft. lighting).
—	Occupancy at the rate of one (1) person per 143 square feet at the perimeter zones.
—	Infiltration rate of 0.5 air charges per hour.
—	Outside air intake for ventilation at a rate of 20 cfm per person.
—
Air conditioning system designed to maintain an inside summer temperature of 78 degrees Fahrenheit, plus or minus 2 degrees Fahrenheit, at 83 degrees Fahrenheit outside air temperature with no humidity control and with all exterior openings closed except for normal usage.

—
Heating system designed to heat the building to 70 degrees Fahrenheit, plus or minus 2 degrees Fahrenheit, inside temperature at an outdoor temperature of 24 degrees Fahrenheit with all exterior openings closed except for normal usage.

•	Controls—the following will be provided as part of the HVAC control system for the mechanical systems installed as part of the initial shell build out:
—	Richards Zeta Building Automation System DDC controls.
—	Thermostats to terminal units (hanging on the terminal box ready for tenant improvement placement).
—	Building static and duct static pressure control.
—	Economizer control.
—	All associated interlock wiring.
—	Building static pressure control.
—	Duct static pressure control.
—	Duct smoke detectors per code.
—	Modifications and/or additions to the shell system requiring additional controls, will be provided under tenant improvements.

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9.	FIRE PROTECTION

•	Fire sprinkler system shall be provided based on NFPA 13 light hazard, approved by the City of Bellevue with down heads only. WSRB approval is excluded.

•
All sprinkler heads will be quick-response. Heads in finished areas will be concealor style with flush escutcheons. Heads in the tenant spaces will be installed at the mains. Drops and installation of the concealor heads with the flush escutcheons in the finished ceiling of the tenant area will be a part of the tenant improvements.

•
The building fire alarm system provided is based on the high-rise classification of the structure. The system is completely addressable with zones provided for each floor controlling mechanical systems, visual and voice annunciation and local alarm signals. Pull stations and alarm horn/strobes are provided in core areas only. Zone junction boxes for future tenant required smoke detectors and visual/audio annunciation are provided.

•	Fire extinguishers will be provided for the shell common areas only as required by the City of Bellevue.

10.	PARKING GARAGE

•	Floors: Concrete, broom finished.

•	Walls: Exposed concrete.

•
Lighting: 100-watt, metal halide, refractor style fixtures providing an average of five (5) foot-candles throughout. The fixtures are installed two per bay to minimize shadowing and provide a safe, well-illuminated environment.

•	Mechanical: Ventilation via supply and exhaust fans with shafts as required.

•
The project will have a Federal APD parking control system. This proximity system will allow hands free access to the garage for monthly parkers. A HID Corporation device is placed inside your windshield that is picked-up by a long-range proximity reader to operate the gate arm as you approach the garage. This system eliminates the lines associated with other “dip” systems. Overhead roll-down grilles will secure the parking garage after hours. The HID device will open these grilles as well as the gate arms if the card is programmed for after hour’s use. The garage can be accessed from either 110th or 108th Avenue entrances.

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11.	OTHER FEATURES

•
The project will have a Group 5 Securitas Technology AMAG access control system. The system utilizes a proximity card reader system that provides controlled access to the building entry doors and elevators. The non-metallic cards need only be presented within a few inches of the reader to unlock the door or provide access to the elevator floor. Building B has one west-side entry door and one east-entry door with card readers for after-hours access. Building A will have one door on the west side with a card reader. Both buildings will have card readers in all tower elevators for after-hours use or locked floor access. A full-floor tenant may elect to have their floor(s) locked on the elevators or open according to their specific hours. All card usage is recorded in history files. The system also includes options for photo imaging. The HID Corporation cards we use can also be “linked” to tenant’s suite access system(s) if they install a system of their own. Tenant’s can then have one card that would provide both building and suite access.

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EXHIBIT C-2
WORK SCHEDULE

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EXHIBIT C-3
JPC WORK LETTER

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EXHIBIT D

RULES AND REGULATIONS

1.            The sidewalks, halls, passages, elevators, stairways, exits and entrances of the Building shall not be obstructed by Tenant or used by it for any purpose other than for ingress and egress from the Premises. The halls, passages, exits, entrances, elevators, retail arcade, escalators, balconies and stairways are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access to those areas by all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing in this Lease shall be construed to prevent access to persons with whom Tenant normally deals in the ordinary course of its business, unless those persons are engaged in illegal activities. Tenant shall not go upon the roof of the Building.

2.            The Premises shall not be used for lodging or sleeping. Unless ancillary to a restaurant or other food service use specifically authorized in Tenant’s Lease, no cooking shall be done or permitted by Tenant on the Premises, except that the preparation of hot beverages and use of microwave ovens for Tenant and its employees shall be permitted.

3.            Landlord shall clean the leased Premises in manner reasonably standard and consistent with the Building as a first class building in downtown Bellevue, and except with the written consent of Landlord, no person or persons other than those approved by Landlord will be permitted to enter the Building for such purpose, but Tenant shall have the right to have an employee on the Premises for special and/or extraordinary cleaning as desired by Tenant and at Tenant’s expense. Tenant shall not cause unnecessary labor by reason of Tenant’s carelessness and indifference in the preservation of good order and cleanliness.

4.            Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without furnishing Landlord with a key for any lock and obtaining Landlord’s prior permission. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys and/or security cards to doors in the Building and the Premises that shall have been furnished to Tenant and in the event of loss of any keys and/or security cards so furnished, shall pay Landlord for the lost keys and/or security cards and changing of locks as a result of such loss.

5.            The freight elevator shall be available for use by Tenant, subject to reasonable scheduling as Landlord shall deem appropriate. The persons employed by Tenant to move equipment or other items in or out of the Building must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, supplies, furniture or other property brought into the Building. No safes or other objects larger or heavier than the freight elevator of the Building is limited to carry shall be brought into or installed on the Premises without Landlord’s prior written consent. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of thickness as is necessary to properly distribute the weight of those objects. Landlord will not be responsible for loss of or damage to any property from any cause, and all damage done to the Building by moving or maintaining Tenant’s property shall be repaired at the expense of Tenant. The moving of heavy objects shall occur only between those hours as may be designated by and only upon written notice to Landlord and the persons employed to move heavy objects in or out of the Building must be acceptable to Landlord.

6.            Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or flammable or combustible fluid or materials or use any method of heating or air conditioning other than that supplied

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by Landlord. Tenant shall not sweep or throw or permit to be swept or thrown from the Premises any debris or other substance into any of the corridors, halls or lobbies or out of the doors or windows or into the stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises. Tenant shall not use, keep or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business in the Building.

7.            During non-business hours and on holidays access to the Building, or to the halls, corridors or stairways in the Building, or to the Premises, may be refused unless the person seeking access is known to the Building and has a pass or is properly identified. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom Landlord has the right to exclude under Rule 1 above. In case of invasion, mob, riot, public excitement or other circumstances rendering that action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of that activity by taking those actions that Landlord may deem appropriate, including closing entrances to the Building.

8.            Tenant shall see that the doors of the Premises are closed and securely locked when Tenant’s employees leave the Premises, after hours.

9.            The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be deposited in any of them, and any damage resulting to them from Tenant’s misuse shall be paid for by Tenant.

10.          Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale from the Premises of newspapers, magazines, periodicals, theater tickets or any other goods, merchandise or service, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in Tenant’s Lease. No Tenant shall obtain for use upon the Premises ice, towel and other similar services, or accept barbering or shoe polishing services in the Premises, except from persons authorized by Landlord and at hours and under regulations fixed by Landlord.

11.          Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building.

12.          Tenant shall not use in any space, or in the Common Areas of the Building, any handtrucks except those equipped with rubber tires and side guards or other material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into the Building or kept in or about the Premises. All mail carts shall be equipped with rubber guards to protect elevators, doors and hallways.

13.          No sign, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. If Landlord shall have consented at anytime, whether before or after the execution of this Lease, that consent shall in no way operate as a waiver or release of any of the provisions of this Rule 13 or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the

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specific written consent of Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by Landlord.

14.          Except as shown in the design plan approved by Landlord, the sashes, sash doors, windows, glass relights, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed and, there shall be no hanging plants or other similar objects in the immediate vicinity of the windows or placed upon the window sills or hung from the window heads.

15.          No tenant shall lay linoleum or other similar floor covering so that it is affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the Premises, shall be subject to approval by Landlord. The expense of repairing any damage resulting from a violation of this Rule 15 shall be borne by the Tenant by whom, or by whose agents, clerks, employees or visitors, the damage shall have been caused.

16.          All loading, unloading, and delivery of merchandise, supplies, materials and furniture to the Premises shall be made during reasonable hours and in entryways and elevators as Landlord shall designate. In its use of the building loading dock, Tenant shall not obstruct or permit the obstruction of loading areas, and at no time shall Tenant park vehicles in the loading areas except for loading and unloading.

17.          Canvassing, soliciting, peddling or distribution of handbills or any other written material in the Building is prohibited and Tenant shall cooperate to prevent these activities.

18.          Tenant shall not permit the use or the operation of any coin operated machines on the Premises, including, without limitation, vending machines, video games, pinball machines, or pay telephones without the prior written consent of Landlord.

19.          Landlord may direct the use of all pest extermination and scavenger contractors through-out the Building and/or Premises at intervals as Landlord may require.

20.          If Tenant desires telephone or telegraph connections, Landlord will direct service technicians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without directions and prior approval from Landlord.

21.          Tenant shall immediately, upon request from Landlord (which request need not be in writing), reduce its lighting in the Premises for temporary periods designated by Landlord, when required in Landlord’s judgment to prevent overloads of mechanical or electrical systems of the Building.

22.          Landlord reserves the right to select the name of the Building and to change the name as it may deem appropriate from time to time, and Tenant shall not refer to the Building by any name other than: (a) the names as selected by Landlord (as that name may be changed from time to time), or (b) the postal address, approved by the United States Post Office. Tenant shall not use the name of the Building in any respect other than as an address of its operation in the Building without the prior written consent of Landlord.

23.          The requirements of Tenant will be attended to only upon application by telephone or in person at the office of the Building manager. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord.

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24.          Landlord may waive any one or more of the Rules and Regulations for the benefit of any particular tenant or tenants, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any Rules and Regulations against any or all of the tenants in the Building.

25.          Wherever the word “Tenant” occurs in these Rules and Regulations, it is understood and agreed that it shall mean Tenant’s assigns, subtenants, associates, agents, clerks, employees and visitors. Wherever the word “Landlord” occurs in these Rules and Regulations, it is understood and agreed that it shall mean Landlord’s assigns, agents, clerks, employees and visitors.

26.          These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or part, the terms, covenants, agreements and conditions of any Lease of Premises in the Building.

27.          Landlord reserves the right to make additional rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

1.

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EXHIBIT E

LETTER OF CREDIT FORM

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EXHIBIT F

ESTOPPEL CERTIFICATE

(FORM)

__________________________
__________________________
__________________________ (the
“Agent”), for itself and as agent
for certain lenders (“Lenders”)

BTC SEATTLE LLC, a
Delaware limited liability company
(“Landlord”)

OFFICE TENANT ESTOPPEL CERTIFICATE

Re:	Lease Dated:
Commencement Date:
Termination Date:
Landlord:
Tenant:
	Premises:	Approximately _____ sq. ft. located at Suite ______, The Summit, _______, Bellevue, Washington (“Premises”)

Tenant under the above-described lease (the “Lease”) hereby certifies to Agent and to Landlord as follows:

1.    Attached hereto is a true, correct and complete copy of the Lease, the Premises of which are more particularly described in the Lease. The Lease represents the entire agreement between the parties as to the Premises and is now in full force and effect. All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

2.    The term of the Lease commenced on _______________, 2003. Rent commenced to accrue on _____________, 2003.

3.    Tenant entered into occupancy of the Premises on or about ________________, 2003.

4.    The initial term of the Lease shall expire on ________________, 2003, with ________________ (_____) renewal option(s) of a period of _______________ (_____) years each.

5.    The Lease has not been amended, modified, supplemented, extended, renewed or assigned, except as follows:

                                                                                                                                                                                                                                                                      .
(if none, so state)

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6.    All conditions of the Lease to be performed by Landlord thereunder and necessary to the enforceability of the Lease have been satisfied, except as follows:

                                                                                                                                                                                                                                                                      .
(if none, so state)

7.    Tenant acknowledges that the Lease has been (or will be) assigned to Agent. Tenant has not received any notice of any other sale, pledge, transfer or assignment of the Lease or of the rentals thereunder by Landlord except as follows: _________________.

8.    The amount of fixed monthly rent is currently $ __________.

9.    The amount of the security deposit (if any) deposited by Tenant is $ __________. No other security deposits have been made.

10.    Tenant is paying the full rental under the Lease, which rental has been paid in full as of the date hereof. No rental under the Lease has been paid for more than thirty (30) days in advance of its due date.

11.    There are no defaults on the part of Landlord under the Lease, and there are no events currently existing (or with the passage of time, giving of notice or both, would exist) which give Tenant the right to cancel or terminate the Lease, except as follows: _____________.

12.    Tenant has no defense as to its obligations under the Lease and claims no setoff or counterclaim against Landlord, except as follows: ______________.

13.    Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as provided in the Lease.

14.    There are no actions, whether voluntary or otherwise, pending against the undersigned or any guarantor of Tenant’s obligations under the Lease pursuant to the bankruptcy or insolvency laws of the United States or any state thereof.

15.    Tenant represents and warrants that it has not used, generated, released, discharged, stored or disposed of any hazardous waste, hazardous substances, toxic waste, toxic substances or related materials (collectively, “Hazardous Materials”) on, under, in or about the Premises, or transported any Hazardous Materials to or from the Premises, other than Hazardous Materials used in the ordinary and commercially reasonable course of Tenant’s business in compliance with all applicable laws.

16.    Tenant acknowledges that the present Landlord of the Premises is BTC SEATTLE LLC, the owner of the property which includes the Premises.

17.    Tenant’s address for notices under the terms of the Lease is:

                                                                                                                                                                                                                                                                      .

18.    Tenant acknowledges that Landlord is relying on the representations made herein.

19.    Tenant acknowledges that Lenders intend to continue to finance the indebtedness of Landlord or its partners, to be secured by the property of which the Premises are a part, that Landlord intends to

2

collaterally assign the Lease to Agent in connection with such financing, and that Lenders are relying upon the representations made herein.

20.    Tenant confirms that Landlord continues to be the “Landlord” under the Lease. Tenant will continue to pay all rents and other amounts due thereunder to Landlord in accordance with notices delivered or to be delivered by Landlord.

DATED: ___________________, 2000.

TENANT:	,
a

By
Its

ACCEPTED AND AGREED THIS

__________ day of ___________, 200__.

LANDLORD:

BTC SEATTLE LLC, a
Delaware limited liability company

By
Gary J. Carpenter
Authorized Agent

Exhibit A – Lease

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EXHIBIT G

SUBORDINATION AGREEMENT

(FORM)

SUBORDINATION, ATTORNMENT,
NOTICE AND NON-DISTURBANCE AGREEMENT

THIS AGREEMENT is made as of the              day of             , 200_, by and between                  (“Tenant”), and                   (the “Agent”), for itself and as agent of certain lenders (“Lenders”).

R E C I T A L S:

A.    Tenant entered into a certain lease (the “Lease”), dated the              day of             , 200_, with BTC SEATTLE LLC, a Delaware limited liability company (“Landlord”), pertaining to certain improvements (the “Improvements”) constructed on land located in King County, Washington, described on Exhibit A (the land and the improvements are hereafter called “the Project”).

B.    Lenders continue to provide financing (the “Loans”) which is secured by a Deed of Trust, Security Agreement and Financing Statement from Landlord recorded in the records of King County, Washington, creating a valid first lien on the Project and a valid Deed of Trust (the Deed of Trust and all renewals, modifications, substitutions, extensions and replacements thereof, including increases in the indebtedness secured thereby, are hereafter collectively called the “Deed of Trust”).

C.    Lenders have required that Tenant subordinate its interest in the Lease to the Deed of Trust and agree to attorn to Lenders as a condition precedent to the making of the Loans.

NOW, THEREFORE, in consideration of the foregoing facts and the mutual covenants set forth herein, Tenant and Agent hereby agree as follows, notwithstanding anything contained in the Lease to the contrary;

1.    Tenant agrees that the Lease and the rights of Tenant thereunder are and shall remain subordinate to the Deed of Trust and all renewals, extensions, and modifications thereof.

2.    Lenders agree that they will not disturb the rights of, or the possession of, Tenant under the Lease upon any judicial or nonjudicial foreclosure of the Deed of Trust, or upon acquiring title to the Project by deed in lieu of foreclosure if Tenant is not then in default under the Lease or hereunder, and agree further that, so long as Tenant is not in default under the Lease or hereunder, Lenders thereafter will (a) accept the attornment of Tenant, (b) recognize all renewal rights set forth in the Lease, and (c) undertake and perform all obligations as Landlord under the Lease.

3.    In the event of the foreclosure of the Deed of Trust, judicially or nonjudicially, or if title to the Project is conveyed by deed in lieu of foreclosure, Tenant agrees to attorn to and accept the purchaser(s) at the foreclosure sale(s) conducted pursuant to the Deed of Trust or the grantee(s) in such deed(s) in lieu of foreclosure and his or its (or their) heirs, legal representatives, successors and assigns as Landlord under the Lease for the balance then remaining of the term thereof, subject to all terms and

1

conditions of the Lease; provided, however, that in no event shall any such purchaser (or grantee) of the Project or the holder of the Deed of Trust be; (i) liable for obligations or acts of Landlord occurring or arising prior to the date of such foreclosure or deed on lieu of foreclosure, (ii) liable for any rent paid in advance by Tenant for any period beyond the month in which Lender succeeds to the interest of Borrower under the Lease, (iii) subject to any offsets or defenses which Tenant may have against any prior Landlord, except for on-going non-monetary obligations of the Landlord under this Lease, (iv) bound by any previous amendment or modification of the Lease or any waiver or forbearance by Landlord unless the same was approved in writing by Lender.

        4.    Tenant agrees that with respect to any written notice required to be given to Landlord under the Lease, a copy of such notice shall be delivered to Agent. Tenant also agrees to give Agent notice of each default of Landlord and any successor landlord under the Lease and thirty (30) days to cure such default prior to the exercise by Tenant of any right to terminate the Lease; provided that, if such default is of a nature that it is not capable of being cured within a 30-day period, Tenant shall not exercise any such right to terminate the Lease if Agent is diligently pursuing such cure. With respect to a default which is personal to Landlord such as bankruptcy and thus not capable of being cured by Agent or a default which is not capable of being cured without possession of the Project, Agent shall be deemed to be curing such default if, within such 30-day period, Agent commences and thereafter pursues (subject to any judicial stays, injunctions, or other delays) foreclosure proceedings with respect to the Project.

        5.    Any notice required or permitted to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States Mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set out opposite their names below, or such other addresses as they have heretofore specified by written notice delivered in accordance herewith:

Tenant:

Agent:

        6.    Tenant shall not pay rental under the Lease for more than one month in advance.

        7.    Tenant acknowledges that as of the date of execution of this Agreement, there is no default by the Landlord under the terms of the Lease and the Lease is in full force and effect.

        8.    Nothing in this Agreement shall be construed to require Agent to see to the application of the proceeds of the Loan, and Tenant’s agreement set forth herein shall not be impaired on account of any modifications of the documents evidencing and securing the Loans.

        9.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their successors and assigns.

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EXECUTED as of the date set out above and all documents attached hereto will be effective on the date stated above.

TENANT:

                                a

                                By:

                                         Its:

AGENT:

                                By:

                                         Its:

ACCEPTED AND AGREED THIS

             day of                 , 200    .

LANDLORD:

BTC SEATTLE LLC, a
Delaware limited liability company

By:
Gary J. Carpenter Authorized Agent

Exhibit A—Legal Description

Add appropriate acknowledgments

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EXHIBIT H

PARKING AGREEMENT

Unless terminated as set forth herein, so long as the lease to which this Parking Agreement is attached (hereinafter the “Lease”) remains in effect, and so long as the Rules and Regulations adopted by Landlord are not violated, Tenant hereby rents from Landlord, and Landlord hereby rents to Tenant, for use by Tenant or Tenant’s employees who normally occupy the Building, on a non-exclusive basis, the number of parking passes set forth in the Lease Summary. Tenant may validate visitor parking by such methods or methods as Operator may approve, at the validation rate and from time to time generally applicable to visitor parking. Landlord expressly reserves the right to designate parking areas for the Project and to modify and/or relocate the parking structures and/or parking areas. Tenant shall be responsible for paying rent on all parking passes for the entire term of the Lease, regardless of whether or not all parking passes are utilized.

The following Rules and Regulations, including any sticker, Secard or other identification system (hereinafter “Parking Identification”) established by Landlord or the Operator, are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable and non-discriminatory Rules and Regulations for parking as it deems necessary for the operation of the Project. Landlord may refuse to permit any person who violates the Rules and Regulations to park in the Project parking areas, and any violation of these Rules and Regulations may result, in the operator’s full discretion, in the violator’s vehicle being barreled at a charge in an amount established by Landlord or the Operator and/or removed at the violator’s expense. In either of said events, the Parking Identification supplied by Landlord may be requested by Landlord and must then be returned to Landlord.

RULES AND REGULATIONS

1.	Parking hours may be posted at the entrance and exits of the parking areas. Landlord reserves the right to adjust such hours.

2.
Vehicles must meet the height limits of all parking structures and shall be parked entirely within the stall lines painted on the ground. Vehicles which do not meet the height limits or which do not fit within standard or compact sized parking stalls shall be prohibited and Landlord shall have no obligation to make special accommodations for such oversized vehicles.

3.	Monthly parkers may park in any open space not designated “visitor”, “reserved”, “handicapped” or “no parking”.

4.	All directional signs and arrows must be observed.

5.	The speed limit shall be a maximum of 5 miles per hour.

6.	Parking is prohibited:

a.	In areas not striped for parking;

b.	In aisles;

c.	Where “no parking” signs are posted;

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d.	In cross-hatched areas;

e.	In such other areas as may be designated by Landlord or the Operator;

f.	In compact stalls by oversized vehicles.

7.
The Parking Identification supplied by Landlord or the Operator shall remain the property of Landlord. Such Parking Identification must be displayed as requested and may not be mutilated in any manner. The serial number of the Parking Identification may not be obliterated. Parking Identification may be transferable upon prior authorization by Landlord or the Operator, but any Parking Identification in the possession of an unauthorized holder will be void.

8.
The monthly rate for parking passes is payable in advance and must be paid on or before the first day of each month. Failure to do so will automatically cancel parking privileges and a reinstatement fee may be charged. No deductions or allowances from the monthly rate will be made for days the designated parker does not use the parking areas.

9.	Parking managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

10.	Every designated parker is required to park and lock his or her own vehicle. All responsibility for damage to vehicles or persons while in the parking areas is assumed by the designated parker.

11.	Loss or theft of Parking Identification from vehicles must be reported to the Operator immediately.

a.	Any Parking Identification reported lost or stolen found on any unauthorized vehicle will be confiscated and the holder will be subject to prosecution.

b.	Any Parking Identification found by the user must be reported to the Operator immediately to avoid confusion.

12.	Parking passes are for the express purpose of parking one vehicle per space. Washing, waxing, cleaning or servicing of any vehicle by the designated parker and/or his agents is prohibited.

13.
Parking shall be for standard sized motor vehicles only. Trailers, or similar transport vehicles designed to be towed by a motor vehicle, or vehicles which do not fit within a standard sized parking stall shall be prohibited.

14.
The Operator reserves the right to refuse the sale of monthly stickers or other Parking Identification to any Tenant or person and/or his agents or representatives who willfully refuse to comply with the above Rules and Regulations and all posted city, state or federal ordinances, or laws or agreements.

15.	Tenant shall acquaint all persons to whom Tenant assigns parking passes of these Rules and Regulations.

16.	Landlord shall not be responsible for any theft and/or vandalism to designated parker’s vehicle or its contents while in the Project parking areas.

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17.
If a designated parker forgets Parking Identification and a daily ticket is pulled, that ticket must be presented for validation to the Operator the same day prior to exiting the parking area or otherwise, the posted daily parking rate will apply.

18.	Parking privileges shall be on an unassigned or executive valet basis as designated by the Operator.

Monthly parking is available twenty-four (24) hours, seven (7) days a week. Tenants and their visitors shall have priority use of all parking areas. Monthly parking charges may be adjusted from time to time by Landlord.

Upon receipt of payment, a fully completed signed parking application, and this Agreement, by operator, the designated parker will be issued Parking Identification. Only one Parking Identification will be issued and it is the responsibility of the designated parker to transfer the Parking Identification if they have more than one vehicle. Payment of the monthly parking is the responsibility of the Tenant. Parking access may be restricted depending on the parking area selected. Monthly parkers taking tickets to gain access to a restricted area will be responsible for payment of the posted parking rate upon exiting.

Monthly parking fees are due and payable in advance on the first day of the month. If the monthly parking fee is not paid by the fifth working day of the month, Operator may terminate the monthly parking privileges and have the designated parker’s Parking Identification, if applicable, deleted from the system, denying access to the parking areas. If the fifth of the month falls on a weekend or holiday, the next business day will apply.

MONTHLY PARKING IS PAYABLE WITHOUT THE SUBMISSION OF AN INVOICE OR STATEMENT AND A REINSTATEMENT FEE OF $15.00 WILL BE IMPOSED FOR PAYMENTS RECEIVED AFTER 2:00 P.M. ON THE FIFTH WORKING DAY OF EACH MONTH.

There are no refunds granted for monthly parking for any reason.

Proration to one-half (1/2) month’s monthly parking fee will be observed only after the 16th day of each month.

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